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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Antero Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANTERO RESOURCES CORPORATION
1615 Wynkoop Street
Denver, Colorado 80202

April 27, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Antero Resources Corporation:

        Notice is hereby given that the 2016 Annual Meeting of Stockholders of Antero Resources Corporation will be held on Wednesday, June 22, 2016 at 9:00 AM Mountain Time, at 1615 Wynkoop Street, Denver, CO 80202. The Annual Meeting is being held for the following purposes:

  1.
  To elect three Class III members of Antero Resources Corporation's Board of Directors to serve until the Company's 2019 annual meeting of stockholders;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016;

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers;

  4.
  To approve, on an advisory basis, the preferred frequency of advisory votes on executive compensation;

  5.
  To consider a stockholder proposal described in this Proxy Statement, if properly presented; and

  6.
  To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 25, 2016, the record date for the meeting.

        Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials primarily via the internet, rather than mailing paper copies of these materials to each stockholder. On or about May 13, 2016, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

By Order of the Board of Directors

Glen C. Warren, Jr. President, Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2016

This Notice of Annual Meeting and Proxy Statement and the Form 10-K are available on our website free of charge at www.anteroresources.com in the "SEC Filings" subsection of the "Investor Relations" section.

YOUR VOTE IS IMPORTANT

        Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

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ANTERO RESOURCES CORPORATION
1615 Wynkoop Street
Denver, Colorado 80202

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Antero Resources Corporation for use at the Antero Resources Corporation 2016 annual meeting of stockholders (the "Annual Meeting"). In this Proxy Statement, references to "Antero Resources," the "Company," "we," "us," "our" and similar expressions refer to Antero Resources Corporation, unless the context of a particular reference provides otherwise. The Board requests your proxy for the Annual Meeting that will be held on Wednesday, June 22, 2016 at 9:00 AM Mountain Time, at 1615 Wynkoop Street, Denver, CO 80202. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

        Without your instruction as to how to vote, brokers are not permitted to vote your shares for discretionary matters, which include the election of directors, the advisory vote on compensation of named executive officers, the advisory vote on the preferred frequency of advisory votes on executive compensation and the stockholder proposal described in this Proxy Statement, if properly presented. Please return your proxy card so that your vote can be counted.

 DELIVERY OF PROXY MATERIALS

        Mailing Date.    The Notice of Internet Availability of Proxy Materials (the "Notice of Availability") is first being sent to stockholders on or about May 13, 2016.

        Stockholders Sharing an Address.    Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, American Stock Transfer and Trust Company LLC) will receive one Notice of Availability per account, regardless of whether you have the same address as another registered stockholder.

        If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Availability to multiple stockholders who share the same address. This practice is known as "householding." Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a "householding" consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

        Internet Availability of Proxy Materials.    This Notice of 2016 Annual Meeting of Stockholders and Proxy Statement, along with the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC") on February 24, 2016 (the "Form 10-K") and the Company's 2015 Annual Report to Stockholders, are available free of charge at www.anteroresources.com in the "SEC Filings" subsection under the "Investor Relations" section.

QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.001 per share, is the only outstanding class of the Company's securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 25, 2016. As of the record date, 277,408,453 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

        Quorum.    A quorum of stockholders is necessary to have a valid meeting of stockholders. The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the chairman has the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally noticed.

        Stockholder List.    In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

        Vote Required.    Only stockholders of record at the close of business on April 25, 2016 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

  •
  Directors will be elected by a plurality of all votes cast. You may vote "FOR ALL NOMINEES," "WITHHOLD AUTHORITY FOR ALL NOMINEES" or "FOR ALL EXCEPT" for the director nominees.

  •
  Ratification of the selection of the Company's independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to ratify the selection of the Company's independent registered public accounting firm.

  •
  Approval, on an advisory basis, of the compensation of the Company's named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.

  •
  The preferred frequency of advisory votes on executive compensation will be approved, on an advisory basis, by the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote

    "1 YEAR," "2 YEARS," 3 YEARS" or "ABSTAIN" on the proposal to approve, on and advisory basis, the preferred frequency of advisory votes on executive compensation.

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  The stockholder proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to consider the stockholder proposal, if properly presented.

        An automated system that Broadridge Investor Communications Services administers will tabulate the votes.

        Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The New York Stock Exchange's (the "NYSE") Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (resulting in a "broker non-vote"). With respect to the Annual Meeting, brokers have discretionary authority to vote on the proposal related to the ratification of the selection of the Company's independent registered public accounting firm. However, brokers do not have discretionary authority in the absence of timely instructions from their customers to vote on any of the other matters that will be considered at the Annual Meeting.

        Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

        Default Voting.    A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board's recommendations, which are as follows:

  •
  FOR the election of the three persons named in this Proxy Statement as the Board's nominees for election as Class III directors;

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  FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

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  FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers; and

  •
  FOR the approval, on an advisory basis, of holding the advisory vote on the compensation of the Company's named executive officers every year.

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  AGAINST the stockholder proposal described in this Proxy Statement, if properly presented.

        If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

        Voting Procedures.    If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

  •
  By Internet.  You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have this card in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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  By Telephone.  You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have this card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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  By Mail.  You may request a hard copy proxy card by following the instructions on the Notice of Availability and then submitting a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope.

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  In Person.  You may vote in person at the Annual Meeting of Stockholders by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

        If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

        Revoking Your Proxy.    You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i)  delivering to the Secretary of the Company a written notice of the revocation; (ii) signing, dating and delivering to the Secretary of the Company a proxy with a later date; or (iii) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

        Solicitation Expenses.    We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation.

        Copies of the Annual Report.    Upon written request, we will provide any stockholder, without charge, a copy of the Form 10-K, but without exhibits. Stockholders should direct requests to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Our Form 10-K and the exhibits filed with it are available on our website, www.anteroresources.com in the "SEC Filings" subsection in the "Investor Relations" section. These materials do not constitute a part of the proxy solicitation material.

 ITEM ONE: ELECTION OF DIRECTORS

        The Company has classified its Board into three classes. Directors in each class are elected to serve for three-year terms and until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal. Each year, the directors of one class stand for re-election as their terms of office expire. Based on recommendations from its Nominating & Governance Committee, the Board has nominated the following individuals for election as Class III directors of the Company with their terms to expire at the Company's 2019 annual meeting of stockholders or until their earlier resignation or removal:

Richard W. Connor
Robert J. Clark
Benjamin A. Hardesty

        Messrs. Connor, Clark and Hardesty currently serve as Class III directors of the Company. Their biographical information is contained in "Directors and Executive Officers" below.

        The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under your proxy will vote for the election of a substitute nominee that the Board nominates.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth certain information, as of the date of this Proxy Statement, regarding the Company's directors and executive officers:

Name	Age	Position
Paul M. Rady	62	Chief Executive Officer, Chairman of the Board and Class I Director
Glen C. Warren, Jr.	60	President, Chief Financial Officer, Secretary and Class I Director
James R. Levy	40	Class I Director
Peter R. Kagan	48	Class II Director
W. Howard Keenan, Jr.	65	Class II Director
Richard W. Connor	66	Class III Director Nominee
Robert J. Clark	71	Class III Director Nominee
Benjamin A. Hardesty	66	Class III Director Nominee
Alvyn A. Schopp	57	Chief Administrative Officer, Regional Senior Vice President and Treasurer
Kevin J. Kilstrom	61	Senior Vice President—Production
Ward D. McNeilly	65	Senior Vice President—Reserves, Planning and Midstream
Michael N. Kennedy	41	Senior Vice President—Finance

        Set forth below is the background, business experience, attributes, qualifications and skills of the Company's executive officers, directors and director nominees. Executive officers serve at the discretion of the Board.

        Paul M. Rady has served as Chief Executive Officer and Chairman of the Board since May 2004. Mr. Rady also served as Chief Executive Officer and Chairman of the board of directors of the Company's predecessor, Antero Resources Corporation, from its founding in 2002 to its ultimate sale to XTO Energy, Inc. in April 2005. Mr. Rady also serves as Chairman of the board of directors of the general partner of Antero Midstream Partners LP. Prior to Antero Resources Corporation, Mr. Rady served as President, CEO and Chairman of Pennaco Energy from 1998 until its sale to Marathon in early 2001. Prior to Pennaco, Mr. Rady was with Barrett Resources from 1990 until 1998 where he initially was recruited as Chief Geologist in 1990, then served as Exploration Manager, EVP Exploration, President, COO and Director and ultimately CEO. Mr. Rady began his career with Amoco where he served 10 years as a geologist focused on the Rockies and Mid-Continent. Mr. Rady holds a B.A. in Geology from Western State College of Colorado and M.Sc. in Geology from Western Washington University.

        Mr. Rady's significant experience as a chief executive of oil and gas companies, together with his training as a geologist and broad industry knowledge, enable Mr. Rady to provide the Board with executive counsel on a full range of business, strategic and professional matters.

        Glen C. Warren, Jr. has served as President, Chief Financial Officer and Secretary and as a director since May 2004. Mr. Warren also served as President, Chief Financial Officer and Secretary and as a director of the Company's predecessor, Antero Resources Corporation, from its founding in 2002 to its ultimate sale to XTO Energy, Inc. in April 2005. Mr. Warren also serves as a director of the general partner of Antero Midstream Partners LP. Prior to Antero Resources Corporation, Mr. Warren served as EVP, CFO and Director of Pennaco Energy from 1998 until its sale to Marathon in early 2001. Mr. Warren spent 10 years as a natural resources investment banker focused on equity and debt financing and M&A advisory with Lehman Brothers, Dillons Read & Co. Inc. and Kidder, Peabody & Co. Mr. Warren began his career as a landman in the Gulf Coast region with Amoco, where he spent six years. Mr. Warren holds a B.A. from the University of Mississippi, a J.D. from the University of Mississippi School of Law and an M.B.A. from the Anderson School of Management at U.C.L.A.

        Mr. Warren's significant experience as a chief financial officer of oil and gas companies, together with his experience as an investment banker and broad industry knowledge, enable Mr. Warren to provide the Board with executive counsel on a full range of business, strategic, financial and professional matters.

        James R. Levy has served as a director since the Company's initial public offering in October 2013 and is currently a member of the Company's Compensation Committee. Mr. Levy joined Warburg Pincus in 2006 and focuses on investments in the energy industry. Mr. Levy is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. Prior to joining Warburg Pincus, Mr. Levy worked as a private equity investor at Kohlberg & Company and in M&A advisory at Wasserstein Perella & Co. Mr. Levy currently serves on the board of directors of Laredo Petroleum and several private companies. He is a former director of Broad Oak Energy. Mr. Levy received a Bachelor of Arts degree from Yale University.

        Mr. Levy has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Levy well-suited to serve as a member of the Board.

        Peter R. Kagan has served as a director since 2004 and is currently the Lead Director and a member of the Nominating & Governance Committee. Mr. Kagan has been with Warburg Pincus since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. He is also a member of Warburg Pincus LLC's Executive Management Group. Mr. Kagan received a B.A. degree cum laude from Harvard College and J.D. and M.B.A. degrees with honors from the University of Chicago. Prior to joining Warburg Pincus, he worked in investment banking at Salomon Brothers in both New York and Hong Kong. Mr. Kagan currently also serves on the boards of directors of the following public companies: Laredo Petroleum, MEG Energy Corp. and Targa Resources Corp., as well as the boards of several private companies. Mr. Kagan also serves on the Board of Directors of the general partner of Antero Midstream Partners LP. In addition, he is a director of Resources for the Future and a trustee of Milton Academy.

        Mr. Kagan has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Kagan well-suited to serve as a member of the Board.

        W. Howard Keenan, Jr. has served as a director since 2004 and is currently a member of the Nominating & Governance Committee. Mr. Keenan has over 35 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. Mr. Keenan also serves on the Board of Directors of the general partner of Antero Midstream Partners LP. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. He is serving or has served as a director of multiple Yorktown Partners portfolio companies. Mr. Keenan holds a B.A. degree cum laude from Harvard College and an M.B.A. degree from Harvard University.

        Mr. Keenan has significant experience with energy companies and investments and broad knowledge of the oil and gas industry. The Company believes his background and skill set make Mr. Keenan well-suited to serve as a member of the Board.

        Richard W. Connor has served as a director since September 1, 2013 and is currently chairman of the Audit Committee and a member of the Nominating & Governance Committee. Prior to his retirement in September 2009, Mr. Connor was an audit partner with KPMG LLP, or KPMG, where he principally served publicly traded clients in the energy, mining, telecommunications, and media industries for 38 years. Mr. Connor was elected to the partnership in 1980 and was appointed to

KPMG's SEC Reviewing Partners Committee in 1987 where he served until his retirement. From 1996 to September 2008, he served as the Managing Partner of KPMG's Denver office. Mr. Connor earned his B.S. degree in accounting from the University of Colorado. Mr. Connor is a member of the board of directors of Zayo Group LLC, a provider of bandwidth infrastructure and colocation services. Mr. Connor is also a director of Centerra Gold, Inc. (TSX: CG.T), a Toronto-based gold mining company listed on the Toronto Stock Exchange. Mr. Connor also serves as a director and chairman of the audit committee of the general partner of Antero Midstream Partners LP.

        Mr. Connor has experience in technical accounting and auditing matters, knowledge of SEC filing requirements and experience with a variety of energy clients. The Company believes his background and skill set make Mr. Connor well-suited to serve as a member of the Board and as Chairman of the Audit Committee.

        Robert J. Clark has served as a director since the Company's initial public offering in October 2013 and is currently chairman of the Compensation Committee and a member of the Audit Committee. Mr. Clark has been Chairman and Chief Executive Officer of 3 Bear Energy, LLC, a midstream energy company with operations in the Rocky Mountains, since its formation in March 2013. Prior to the formation of 3 Bear Energy LLC, Mr. Clark formed, operated and subsequently sold Bear Tracker Energy in February 2013 (to Summit Midstream Partners, LP), a portion of Bear Cub Energy in April 2007 (to Regency Energy Partners, L.P.) and the remaining portion in December 2008 (to GeoPetro Resources Company) and Bear Paw Energy in 2001 (to ONEOK Partners, L.P., formerly Northern Border Partners, L.P.). Mr. Clark was President of SOCO Gas Systems, Inc. and Vice President—Gas Management for Snyder Oil Corporation from 1988 to 1995. Mr. Clark served as Vice President Gas-Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric, from 1985 to 1988. Prior to 1985, Mr. Clark held various management positions with NICOR, Inc. Mr. Clark received his Bachelor of Science degree from Bradley University and his Master's Degree in Business Administration from Northern Illinois University. Mr. Clark is a member of the board of trustees of Bradley University and serves on the board of trustees of Children's Hospital Colorado Foundation.

        Mr. Clark has significant experience with energy companies, with over 46 years of experience in the industry. The Company believes his background and skill set make Mr. Clark well-suited to serve as a member of the Board.

        Benjamin A. Hardesty has served as a director since the Company's initial public offering in October 2013 and is currently chairman of the Nominating & Governance Committee, a member of the Compensation Committee and a member of the Audit Committee. Mr. Hardesty has been the owner of Alta Energy LLC, a consulting business focused on oil and natural gas in the Appalachian Basin and onshore United States, since May 2010. Mr. Hardesty retired as president of Dominion E&P, Inc., a subsidiary of Dominion Resources Inc. (NYSE: D) engaged in the exploration and production of natural gas in North America, a position he had held since September 2007. Mr. Hardesty joined Dominion in 1995 and served as president of Dominion Appalachian Development, Inc. until 2000 and general manager and vice president—Northeast Gas Basins until 2007. Mr. Hardesty was a member of the board of directors of Blue Dot Energy Services, LLC from 2011 until its sale to B/E Aerospace, Inc. in 2013. Mr. Hardesty is currently a member of the board of directors of KLX, Inc. (NASDAQ: KLXI), which spun-off from B/E Aerospace, Inc. in December 2014. From 1978 to 1995, Mr. Hardesty held operating and executive positions with Development Drilling Corp and Stonewall Gas Company. Mr. Hardesty received his Bachelor of Science degree from West Virginia University and his Master of Science degree from The George Washington University. Mr. Hardesty served as an active duty officer in the U.S. Army Security Agency. Mr. Hardesty is a director emeritus and past president of the West Virginia Oil & Natural Gas Association and past president of the Independent Oil & Gas Association of West Virginia. Additionally, Mr. Hardesty is a trustee and past chairman of the Nature Conservancy of West Virginia and a member of the board of directors of the West Virginia

Chamber of Commerce. Mr. Hardesty serves as a member of the Visiting Committee of the Petroleum Natural Gas Engineering Department of the Statler College of Engineering and Mineral Resources at West Virginia University.

        Mr. Hardesty has significant experience in the natural gas industry, including in the Company's areas of operation. The Company believes his background and skill set make Mr. Hardesty well-suited to serve as a member of the Board.

        Alvyn A. Schopp has served as Chief Administrative Officer, Regional Senior Vice President, and Treasurer since January 2016. Mr. Schopp served as Chief Administrative Officer, Regional Vice President, and Treasurer of the Company from September 2013 to January 2016. Mr. Schopp also served as Vice President of Accounting and Administration and Treasurer from January 2005 to September 2013, as Controller and Treasurer from 2003 to 2005 and as Vice President of Accounting and Administration and Treasurer of the Company's predecessor, Antero Resources Corporation, from January 2005 until its ultimate sale to XTO Energy, Inc. in April 2005. From 2002 to 2003, Mr. Schopp was an Executive Financial Consultant with Duke Energy Field Services. From 1993 to 2000, Mr. Schopp was CFO, Director and ultimately CEO of T-Netix. From 1980 to 1993, Mr. Schopp was with KPMG LLP, most recently as a Senior Manager focusing on the energy and mining industries. Mr. Schopp holds a B.B.A. from Drake University.

        Kevin J. Kilstrom has served as Senior Vice President of Production since January 2016. Mr. Kilstrom served as Vice President of Production of the Company from June 2007 to December 2015. Mr. Kilstrom was a Manager of Petroleum Engineering with AGL Energy of Sydney, Australia from 2006 to 2007. Prior to AGL, Mr. Kilstrom was with Marathon Oil as an Engineering Consultant and Asset Manager from 2003 to 2006 and as a Business Unit Manager for Marathon's Powder River coal bed methane assets from 2001 to 2003. Mr. Kilstrom also served as a member of the board of directors of three Marathon subsidiaries from October 2003 through May 2005. Mr. Kilstrom was an Operations Manager and reserve engineer at Pennaco Energy from 1999 to 2001. Mr. Kilstrom was at Amoco for more than 22 years prior to 1999. Mr. Kilstrom holds a B.S. in Engineering from Iowa State University and an M.B.A. from DePaul University.

        Ward D. McNeilly has served as Senior Vice President of Reserves, Planning & Midstream since January 2016. Mr. McNeilly previously served as Vice President of Reserves, Planning & Midstream, and has been with the Company since October 2010. Mr. McNeilly has 34 years of experience in oil and gas asset management, operations, and reservoir management. From 2007 to October 2010, Mr. McNeilly was BHP Billiton's Gulf of Mexico Operations Manager. From 1996 through 2007, Mr. McNeilly served in various North Sea and Gulf of Mexico Deepwater operations and asset management positions with Amoco and then BP. Mr. McNeilly served in a number of different domestic and international positions with Amoco from 1979 to 1996. Mr. McNeilly holds a B.S. in Geological Engineering from the Mackay School of Mines at the University of Nevada.

        Michael N. Kennedy has served as Senior Vice President of Finance since January 2016. Mr. Kennedy served as Vice President of Finance of the Company from August 2013 to December 2015. Mr. Kennedy was Executive Vice President and Chief Financial Officer of Forest Oil Corporation from 2009 to 2013. From 2001 until 2009, Mr. Kennedy held various financial positions of increasing responsibility within Forest. From 1996 to 2001, Mr. Kennedy was an auditor with Arthur Andersen LLP focusing on the Natural Resources industry. Mr. Kennedy holds a B.S. in Accounting from the University of Colorado at Boulder.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines include provisions concerning the following:

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  size of the Board;

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  qualifications, independence, responsibilities, tenure and compensation of directors;

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  service on other boards;

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  director resignation process;

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  role of Chairman of the Board;

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  meetings of the Board and meetings of independent directors;

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  interaction of the Board with external constituencies;

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  performance review of the Board and director orientation and continuing education;

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  attendance at meetings of the Board and the Annual Meeting;

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  stockholder communications with directors;

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  committee functions, committee charters and independence of committee members;

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  director access to independent advisors and management; and

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  management evaluation and succession planning.

        The Company's Corporate Governance Guidelines is available at the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. The Company's Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval.

Director Independence

        Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Board has affirmatively determined that the following directors have no material relationships with the Company and are independent as defined by the current listing standards of the NYSE: Messrs. Levy, Kagan, Keenan, Connor, Clark and Hardesty. Neither Mr. Rady, the Company's Chairman and Chief Executive Officer, nor Mr. Warren, the Company's President, Chief Financial Officer and Secretary, is considered by the Board to be an independent director because of his employment with the Company.

Board Leadership Structure

        The Board does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined. The directors serving on the Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces.

As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company's leadership structure to meet those needs.

        At present, the Board of the Company has chosen to combine the positions of Chairman and Chief Executive Officer. While the Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined, the Board believes that the current Chief Executive Officer is the individual with the necessary experience, commitment and support of the other members of the Board to effectively carry out the role of Chairman.

        The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company's success or failure. Moreover, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company. Seven of the nine members of the Board are independent under NYSE rules.

Executive Sessions; Election of Lead Director

        To facilitate candid discussion among the Company's directors, the non-management directors meet in regularly scheduled executive sessions.

        Pursuant to the Corporate Governance Guidelines, the Board, based on the recommendation of the Nominating & Governance Committee, is permitted to choose a director to preside at executive sessions of independent directors (the "Lead Director"). The Board elected Mr. Kagan, an independent director, to serve as the Lead Director. In this capacity Mr. Kagan provides, in conjunction with the Chairman, leadership and guidance to the Board. As the Lead Director, Mr. Kagan also (i) serves as chairman of executive sessions of the non-management directors and (ii) establishes the agenda for the meetings of the independent directors in executive sessions.

Majority Voting for Directors

        Though the Company's bylaws provide for the election of directors by a plurality of votes cast, its Corporate Governance Guidelines require that a director tender his resignation if he fails to receive the required number of votes for reelection. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit its recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his resignation. The Nominating & Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Board's Role in Risk Oversight

        In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, technical risks affecting the Company's resource base, political risks and credit and investment risk. The Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company's business opportunities and challenges, and monitors the development and management of risks that impact the Company's strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company's systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating & Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation

Committee assists the Board in fulfilling its oversight responsibilities by overseeing the Company's compensation policies and practices.

Attendance at Annual Meetings

        Pursuant to the Company's Corporate Governance Guidelines, directors are encouraged to attend the annual meetings of stockholders.

Interested Party Communications

        Stockholders and other interested parties may communicate by writing to: Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado 80202. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked "Stockholder Communication with Directors" and clearly identify the intended recipient(s) of the communication.

        The Company's Chief Administrative Officer will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, the Company's Chief Administrative Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

        Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company's policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company's policies or its Corporate Code of Business Conduct and Ethics.

Available Governance Materials

        The following materials are available on the Company's website at www.anteroresources.com:

  •
  Charter of the Audit Committee of the Board;

  •
  Charter of the Compensation Committee of the Board;

  •
  Charter of the Nominating & Governance Committee of the Board;

  •
  Corporate Code of Business Conduct and Ethics;

  •
  Financial Code of Ethics; and

  •
  Corporate Governance Guidelines.

        Stockholders may obtain a copy, free of charge, of each of these documents by sending a written request to Antero Resources Corporation, 1615 Wynkoop Street, Denver, Colorado, 80202.

 MEETINGS AND COMMITTEES OF DIRECTORS

General

        The Board held six meetings during the fiscal year ended December 31, 2015. The three outside directors (Messrs. Clark, Hardesty and Connor) held nine executive sessions. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served.

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Audit Committee

        Rules implemented by the NYSE and SEC require the Company to have an audit committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act. Mr. Connor has served as chairman of the Audit Committee since September 1, 2013, and Messrs. Clark and Hardesty are also current members of the Audit Committee. As required by the rules of the SEC and listing standards of the NYSE, the Audit Committee consists solely of independent directors.

        SEC rules also require that a public company disclose whether or not its audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. The Company's Board believes that Mr. Connor possesses substantial financial experience based on his extensive experience in technical accounting and auditing matters as a former audit partner of KPMG LLP. As a result of these qualifications, the Company believes Mr. Connor satisfies the definition of "audit committee financial expert."

        The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company's Board, including: the selection of the Company's independent accountants, the scope of annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the Company's accounting practices. In addition, the Audit Committee oversees the Company's compliance programs relating to legal and regulatory requirements. The Company has an Audit Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. The Audit Committee held six meetings during the fiscal year ended December 31, 2015.

Compensation Committee

        Rules implemented by the NYSE require the Company to have a compensation committee comprised of members that satisfy NYSE independence standards. The Company has established a compensation committee and it is composed entirely of directors that meet the NYSE's independence standards.

        The Company's Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers. The Compensation Committee also administers the Company's incentive compensation and benefit plans. The Company has a Compensation Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. Mr. Clark is the chairman of the Compensation Committee and Messrs. Hardesty and Levy are members of the Compensation Committee. The Compensation Committee held six meetings during the fiscal year ended December 31, 2015. Effective March 29, 2016, Christopher R. Manning, a member of the

Compensation Committee during the fiscal year ended December 31, 2015 and through March 28, 2016, resigned from the Board and the Compensation Committee.

        None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of the Company's Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Nominating & Governance Committee

        Rules implemented by the NYSE require the Company to have a nominating and governance committee composed entirely of independent directors. The Company has established a nominating and governance committee and it is composed entirely of independent directors.

        The Company's Nominating & Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's Board, develops and oversees the Company's internal corporate governance processes and directs all matters relating to the succession of the Company's CEO. The Company has a Nominating & Governance Committee Charter defining the committee's primary duties in a manner consistent with the rules of the SEC and NYSE, which is available on the Company's website at www.anteroresources.com in the "Corporate Governance" subsection in the "Investor Relations" section. Mr. Hardesty is the chairman of the Nominating & Corporate Governance Committee and Messrs. Kagan, Connor and Keenan are members of the Nominating & Governance Committee. The Nominating & Governance Committee held one meeting during the fiscal year ended December 31, 2015.

        Prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Nominating & Governance Committee will consider and review the director's:

  •
  past Board and committee meeting attendance and performance;

  •
  length of Board service;

  •
  personal and professional integrity, including commitment to the Company's core values;

  •
  relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

  •
  independence under applicable standards.

        In the event that a vacancy on the Board arises, the Nominating & Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Nominating & Governance Committee will solicit recommendations from existing directors and senior management. These recommendations are considered by the Nominating & Governance Committee along with any recommendations that have been received from stockholders as discussed below. The Nominating & Governance Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials. In particular, the Nominating & Governance Committee may consider, among other factors, the candidate's:

  •
  diversity;

  •
  relevant skills, qualifications and experience in the context of the needs of the Board;

  •
  independence under applicable standards;

  •
  business judgment;

  •
  service on boards of directors of other companies;

  •
  personal and professional integrity, including commitment to the Company's core values;

  •
  openness and ability to work as part of a team;

  •
  willingness to commit the required time to serve as a Board member;

  •
  industry or other specialized expertise; and

  •
  relevant business and financial experience.

        The Nominating & Governance Committee will treat recommendations for directors that are received from the Company's stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in this proxy statement.

ITEM TWO: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016. KPMG LLP has audited the Company's and its predecessor's financial statements since 2003. The audit of the Company's annual consolidated financial statements for the year ended December 31, 2015 was completed by KPMG LLP on February 24, 2016.

        The Board is submitting the selection of KPMG LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company's independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

        The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company's independent registered public accounting firm. The stockholders' ratification of the appointment of KPMG LLP does not limit the authority of the Audit Committee to change the Company's independent registered public accounting firm at any time.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2016.

 AUDIT MATTERS

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Committee Report

        Pursuant to its charter, the Audit Committee's principal functions include the duty to: (i) oversee the appointment, compensation, retention and oversight of the work of the independent auditors hired for the purpose of issuing an audit report or performing other audit, review or attest services for the Company; (ii) pre-approve audit or non-audit services proposed to be rendered by the Company's independent registered public accounting firm; (iii) annually review the qualifications and independence of the independent registered public accounting firm's senior personnel that are providing services to the Company; (iv) review with management and the independent registered public accounting firm the Company's annual and quarterly financial statements, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies; (v) oversee the Company's internal audit function; (vi) ratify related party transactions as set forth in the Company's Related Persons Transactions Policy; (vii) review with management the Company's major financial risk exposures; (viii) assist the Board in monitoring compliance with legal and regulatory requirements; (ix) prepare the report of the Audit Committee for inclusion in the Company's proxy statement; and (x) annually review and reassess its performance and the adequacy of its charter.

        While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company's management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

        In performing its oversight role, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm's independence and has discussed with the independent registered public accounting firm its independence.

        Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended December 31, 2015 be included in the Form 10-K, which was filed with the SEC on February 24, 2016. The Audit Committee also selected KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

Members of the Audit Committee:
Richard W. Connor (Chairman) Robert J. Clark Benjamin A. Hardesty

Audit and Other Fees

        The table below sets forth the aggregate fees and expenses billed by KPMG LLP, the Company's independent registered public accounting firm, for the last two fiscal years to the Company:

	For the Years Ended December 31
	2014	2015
Audit Fees(1)
Audit and Quarterly Reviews	$1,446,000	$1,945,400
Other Filings	566,000	338,900

Subtotal	2,012,000	2,284,300
Tax Fees(2)	57,000	—
Advisory Fees(3)	269,000	—

Total	$2,338,000	$2,284,300

(1)
Includes (a) the audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K and internal controls over financial reporting in 2015, review of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q and review of the Company's other filings with the SEC, including comfort letters and consents and (b) the audit of the financial statements of Antero Midstream Partners LP.

(2)
Tax return preparation and consultation on tax matters.

(3)
Fees paid to KPMG LLP for assistance in documentation of internal controls over financial reporting.

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company's independent registered public accounting firm's fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals up to a certain limit, provided such approvals are within the pre-approval policy and are ratified by the Audit Committee at a subsequent meeting. For the year ended December 31, 2015, the Audit Committee approved 100% of the services described above under the captions "Audit Fees."

 ITEM THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our compensation policies are designed with the intention of recruiting highly qualified and experienced individuals capable of contributing to the continued growth of our Company, in terms of net production, oil and gas reserves and enterprise value. To achieve these objectives, we provide what we believe is a competitive total compensation package to our Named Executive Officers through a combination of base salary, annual cash incentive payments, and long-term equity-based incentive awards. Consistent with our goal of promoting the growth of our Company, a significant portion of the total incentive compensation for each of our Named Executive Officers is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic financial and operating plans.

        Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices are effective in implementing our guiding principles.

        Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

    "RESOLVED, that the stockholders of Antero Resources Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

        As this is an advisory vote, the result is not likely to impact previously granted compensation, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

 ITEM FOUR: ADVISORY VOTE ON PREFERRED FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

        As described in Item Three above, our stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program. The advisory vote on executive compensation described in Item Three above is referred to as a "say-on-pay" vote.

        Pursuant to Section 14A of the Securities Exchange Act of 1934, this Item Four affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings (or a special stockholder meeting for which our Company must include executive compensation information in the proxy statement for that meeting). We believe that say-on-pay votes should be conducted every year so that stockholders may provide us with direct and timely input on our executive compensation program. Please note that this vote is advisory and not binding on our Company or the Board in any way. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide now or in the future that it is in the best interests of our stockholders and our Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our stockholders.

        Under this Item Four, stockholders may vote to have the say-on-pay vote every one year, every two years, every three years or abstain from voting in response to the resolution set forth below.

    "RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's named executive officers as set forth in the Company's proxy statement should be every year, every two years, or every three years."

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF "1 YEAR" AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table, who we refer to in this Compensation Discussion and Analysis as our "Named Executive Officers."

Name	Principal Position
Paul M. Rady	Chairman of the Board and Chief Executive Officer
Glen C. Warren, Jr.	Director, President, Chief Financial Officer and Secretary
Alvyn A. Schopp	Chief Administrative Officer, Regional Senior Vice President and Treasurer
Kevin J. Kilstrom	Senior Vice President—Production
Ward D. McNeilly	Senior Vice President—Reserves, Planning and Midstream

Executive Summary

Compensation Philosophy and Objectives of Our Compensation Program

        Since our inception, we have sought to profitably grow our company and our compensation philosophy has been primarily focused on recruiting individuals who are motivated to help us achieve that goal. Accordingly, we have structured our compensation program to attract highly qualified and experienced individuals capable of contributing to the continued growth of our Company, in terms of net production, oil and gas reserves and enterprise value. To achieve these objectives, we provide what we believe is a competitive total compensation package to our Named Executive Officers through a combination of base salary, annual cash incentive payments, and long-term equity-based incentive awards, as discussed in more detail below.

Compensation Best Practices

        The following table highlights the compensation best practices utilized by the Company:

What We Do	What We Don't Do

✓

Use a representative and relevant peer group

✓

Apply robust minimum stock ownership guidelines

✓

Link annual incentive compensation to the achievement of objective pre-established performance goals tied to operational and strategic objectives

✓

Evaluate the risk of our compensation programs

✓

Use and review compensation tally sheets

✓

Use an independent compensation consultant

✗ No tax gross ups for executive officers ✗ No "single-trigger" change-of-control cash payments ✗ No excessive perquisites ✗ No management contracts

Implementing Our Compensation Program Objectives

Role of the Compensation Committee

        The role of the Compensation Committee is to oversee all matters of the Company's executive compensation program. Each year, the Compensation Committee reviews, modifies (if necessary) and approves the Company's peer group, corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO") and other executive officers, and the executive compensation program. In addition, it is responsible for reviewing the performance of the CEO and President, Chief Financial Officer and Secretary ("President/CFO"), and in consultation with the CEO and President/CFO, the performance of other executive officers within the framework of the Company's executive compensation goals and objectives. Based on this evaluation, the Compensation Committee sets the compensation of the CEO and President/CFO, and in consultation with the CEO and President/CFO, the compensation of the other executive officers.

        In addition to the responsibilities listed above, the Compensation Committee also has the authority to retain an independent executive compensation consultant. For 2015, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("F.W. Cook"). In compliance with the U.S. Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") disclosure requirements, the Compensation Committee reviewed the independence of F.W. Cook under six independence factors. After its review, the Compensation Committee determined that F.W. Cook was independent.

Role of External Advisors

        In 2015, F.W. Cook:

  •
  Collected and reviewed all relevant company information, including our historical compensation data and our organizational structure;

  •
  With input of management, established a peer group of companies to use for executive compensation comparisons;

  •
  Assessed our compensation program's position relative to market for our Named Executive Officers and stated compensation philosophy;

  •
  Prepared a report of its analysis, findings and recommendations for our executive compensation program; and

  •
  Assisted with other ad hoc assignments such as the design of incentive arrangements and special awards.

        F.W. Cook's reports were provided to the Compensation Committee in 2015. Their report dealing with competitive compensation levels was also utilized by Messrs. Rady and Warren when making their recommendations to the Board for fiscal 2015 compensation decisions.

Role of Executive Officers

        Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from the CEO and the President/CFO. Specifically, after reviewing relevant market data and surveys within our industry, Messrs. Rady and Warren typically provide recommendations to the Compensation Committee regarding the compensation levels for our existing Named Executive Officers and our executive compensation program as a whole. Messrs. Rady and Warren attend all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels, cash bonus awards and determines the amount of any equity grants for each of our Named Executive Officers. In making executive compensation recommendations, Messrs. Rady and Warren consider each Named

Executive Officer's performance during the year, the Company's performance during the year, as well as comparable company compensation levels and independent oil and gas company compensation surveys. While the Compensation Committee gives considerable weight to Messrs. Rady and Warren's recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters. No other officers have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Competitive Benchmarking

        When assessing the appropriateness of the Company's compensation programs, the Compensation Committee compares the pay practices for our Named Executive Officers against the pay practices of other companies. This process recognizes our Company's philosophy that, while our compensation practices should be competitive in the marketplace, marketplace information is only one of the many factors considered in assessing the reasonableness of our executive compensation program.

        Messrs. Rady and Warren used information provided by F.W. Cook to assess the total compensation levels of our top eight executives relative to market. In addition, Messrs. Rady and Warren used statistical information from the 2015 Oil and Gas E&P Industry Compensation Survey (the "ECI Survey") prepared by Effective Compensation, Incorporated ("ECI") to supplement F.W. Cook's Peer Group data. Messrs. Rady and Warren considered the results of the F.W. Cook Survey data and ECI Survey data when making their recommendations to the Board for fiscal 2016 decisions.

        F.W. Cook Survey Data.    In 2015, F.W. Cook identified a peer group of onshore publicly traded oil and gas companies that are reasonably similar to us in terms of size and operations comprised of the following 16 companies (the "F.W. Cook Peer Group"):

• Cabot Oil & Gas Corporation;	• Pioneer Natural Resources Company;
• Cimarex Energy Co.;	• QEP Resources, Inc.;
• Concho Resources Inc.;	• Range Resources Corporation;
• Energen Corporation;	• SM Energy Company;
• EQT Corporation;	• Southwestern Energy Company;
• Laredo Petroleum, Inc.;	• Ultra Petroleum Corporation;
• Newfield Exploration Company;	• Whiting Petroleum Corporation; and
• Oasis Petroleum Inc.;	• WPX Energy, Inc.

        ECI Survey Data.    Data from ECI was used because it is specific to the energy industry and derives its data from direct contributions from a large number of participating companies with which we compete for talent. The ECI Survey was used to compare our executive compensation program against the executive compensation programs at the following 10 companies (collectively, the "Peer Group"):

• Energen Corporation;	• Range Resources Corporation;
• EQT Corporation;	• SM Energy Company;
• Newfield Exploration Company;	• Ultra Petroleum Corporation;
• Oasis Petroleum Inc.;	• Whiting Petroleum Corporation; and
• Pioneer Natural Resources Company;	• WPX Energy, Inc.

        Positioning versus Market.    Due to the broad responsibilities of our Named Executive Officers, applying survey data to them is sometimes difficult. However, as discussed above, our compensation objective is designed to be competitive with the peer companies listed above. Therefore, in assessing the competitive positioning of our Named Executive Officers' compensation relative to the market, the Compensation Committee considered the productivity of the Company relative to its peers and determined that it was appropriate to target the median of the Peer Group for base salaries and annual cash incentive awards and the 75th percentile of the Peer Group for long-term equity-based incentive awards. The Compensation Committee considered, among other things, publicly available data of peer companies that measures productivity using various individual employee metrics. These metrics included: EBITDAX per employee, drilling and completion capital per employee, production per employee, proved reserves per employee, and market value per employee. In each case Antero ranked either 1st or 2nd amongst the Peer Group. Therefore, the Compensation Committee determined that the relative performance of our Named Executive Officers was sufficiently distinguishable from our Peer Group to support a differentiated pay strategy with respect to long-term incentives.

        Actual compensation decisions for individual officers are the result of a subjective analysis of a number of factors, including the individual officer's role within our organization, performance, experience, skills or tenure with us, changes to the individual's position and trends in compensation practices within the Peer Group or industry. Each of our Named Executive Officer's current and prior compensation is considered in setting future compensation. Specifically, the amount of each Named Executive Officer's current compensation is considered as a base against which the Compensation Committee makes determinations as to whether adjustments are necessary to retain the executive in light of competition and in order to provide continuing performance incentives. Thus, the Compensation Committee's determinations regarding compensation are the result of the exercise of judgment based on all reasonably available information and, to that extent, are discretionary.

Assessment of Individual and Company Performance

        We believe that a balance of individual and company performance criteria should be used in establishing total compensation. Therefore, in determining the level of compensation for each Named Executive Officer, the Compensation Committee subjectively considers our overall financial and operational performance and the relative contribution and performance of each of our Named Executive Officers as described in more detail below.

Elements of Compensation

        Our Named Executive Officers' compensation includes the following key components:

  •
  Base salaries;

  •
  Annual cash incentive payments; and

  •
  Long-term equity-based incentive awards.

Base Salaries

        Base salaries are designed to provide a minimum, fixed level of cash compensation for services rendered during the year. Base salaries are generally reviewed annually, but are not systematically increased if the Compensation Committee believes that (1) our executives are currently compensated at proper levels in light of our Company's performance or external market factors, or (2) an increase or addition to other elements of compensation would be more appropriate in light of our stated objectives.

        In addition to providing a base salary that is competitive with other independent oil and gas exploration and production companies, the Compensation Committee also considers pay levels within our Company to appropriately align each of our Named Executive Officer's base salary level relative to the base salary levels of our other officers so that it accurately reflects such officer's relative skills, responsibilities, experience and contributions to our Company. To that end, annual base salary adjustments are based on a subjective analysis of many individual factors, including:

  •
  the responsibilities of the officer;

  •
  the period over which the officer has performed these responsibilities;

  •
  the scope, level of expertise and experience required for the officer's position;

  •
  the strategic impact of the officer's position; and

  •
  the potential future contribution and demonstrated individual performance of the officer.

        In addition to the individual factors listed above, our overall business performance and implementation of company objectives are taken into consideration in connection with determining annual base salaries. While these metrics generally provide context for making salary decisions, base salary decisions do not depend on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        The following table provides an overview of the changes in base salary for the Named Executive Officers from 2014 to 2015. These changes reflect market adjustments intended to bring the base salaries of our Named Executive Officers in line with the competitive market. The adjusted base salary amounts were slightly below the median of both the F.W. Cook Peer Group and the ECI Peer Group.

Executive Officer	2014 Base Salary	2015 Base Salary (as of March 2015)	% Increase
Paul M. Rady	$800,000	$825,000	3%
Glen C. Warren, Jr.	$600,000	$620,000	3%
Alvyn A. Schopp	$400,000	$415,000	4%
Kevin J. Kilstrom	$400,000	$415,000	4%
Ward D. McNeilly	$360,000	$375,000	4%

Annual Cash Incentive Payments

        Annual cash incentive payments, which we also refer to as cash bonuses, are a key component of each Named Executive Officer's annual compensation package. Historically, the Compensation Committee had used an annual discretionary cash bonus; however, based on recommendations from F.W. Cook, the Compensation Committee implemented a new annual incentive plan design beginning in fiscal 2014. This annual incentive plan is based on a balanced scorecard that is used to measure the Company's performance. In connection with the adoption of a more structured bonus program, the Company adopted bonus targets for each of the Named Executive Officers. These bonus targets are listed below and were determined based on our compensation strategy to provide bonus compensation that is competitive with the market median.

Executive Officer	2015 Target Bonus (as a% of base salary)
Paul M. Rady	120%
Glen C. Warren, Jr.	100%
Alvyn A. Schopp	85%
Kevin J. Kilstrom	85%
Ward D. McNeilly	80%

        With respect to the 2015 fiscal year, the Compensation Committee selected certain financial, operational and other metrics that aligned with the Company's business strategy and would lead to long-term shareholder value. The Compensation Committee then established relative weightings for each category of measure. The level of each weighting was intended to indicate the relative importance of management focus for the year. Following the adoption of the scorecard measures for 2015, the Compensation Committee then established threshold, target and maximum bonus levels. The table below provides an overview of the performance measures selected for the 2015 annual incentive plan.

Performance Category	Approximate Weighting	Selected Metrics
Financial	25%	• EBITDAX (YE 2014 Strip) • Net Debt to EBITDAX (12/31/2015)
Operational	35%	• Net Production vs. Plan • Development Costs ($/Mcfe) • Cash Production Expense ($/Mcfe) • G&A ($/Mcfe) • CAPEX vs. Plan • Lost Time Incident Rate (LTIR)
Discretionary	40%	• Succession Planning • Strategic Planning • Antero Midstream Sarbanes Oxley Implementation • Safety Training and Subcontractor Management • Meaningful Environmental Incident Record

Total	100%

2015 Year End Scorecard Performance

        In order to determine the appropriate payout levels for the 2015 annual incentive scorecard, the Compensation Committee reviewed the Company's performance against each of the scorecard categories. Management provided information dealing with the Company's performance as well as market context, including changes in assumptions from the beginning of the year to the end of the year. The following table summarizes the Compensation Committee's assessment and the resulting payout.

Performance Category	Approximate Weighting	Compensation Committee Payout Determination	Compensation Committee Assessment
Financial	25%	Threshold	In spite of strong performance against goals, the Company performed below target (at the threshold level) primarily due to falling commodity prices during the year, negatively impacting EBITDAX. Net Debt/EBITDAX was at target.
Operational	35%	Target +

The Compensation Committee determined the Company performed at or above target levels for key operational measures, including strong results related to Net Production, Development Costs, and Cash Production Expense.

Discretionary	40%	Target

The Compensation Committee assessed the Company's performance to be strong in delivering results related to key strategic measures of this category, including execution against the strategic plan, corporate governance implementation, key employee succession planning, and safety initiative.

        After deliberations and considering the overall performance of the Company, the Compensation Committee determined that a Target payout under the annual incentive scorecard was warranted, and elected to pay 2015 bonuses in March 2016 in the following amounts for the Named Executive Officers without any adjustments for individual performance:

Executive Officer	2015 Actual Bonus ($)	2015 Target Bonus (as a % of Base Salary)	2015 Actual Bonus (% of Target)
Paul M. Rady	$990,000	120%	100%
Glen C. Warren, Jr.	$620,000	100%	100%
Alvyn A. Schopp	$352,750	85%	100%
Kevin J. Kilstrom	$352,750	85%	100%
Ward D. McNeilly	$300,000	80%	100%

Long-Term Equity-Based Incentive Awards

        Historically, our long-term equity-based incentive awards have consisted of profits interests in Antero Resources Employee Holdings LLC ("Holdings"), which holds as a portion of the membership interests in Antero Resources Investment LLC ("ARI"), which in turn, prior to November 2015, owned approximately 75% of the outstanding shares of our common stock. These awards entitle our employees, including our Named Executive Officers, to receive, subject to the terms and provisions of the limited liability company agreement of Holdings (the "Holdings LLC Agreement") and the restricted unit agreements pursuant to which the awards were granted, a portion of any future profits of Holdings that result from any distributions on the ARI units that are held by Holdings once certain return thresholds have been achieved. This structure enabled us to provide our employees with long-term equity incentive compensation in an affiliated entity that may directly profit from any success we achieve. The numbers and classes of units in Holdings that were granted to each Named Executive Officer were determined based on each executive's contribution to the development of the Company.

        Under the Company's Long-Term Incentive Plan (the "AR LTIP"), the Compensation Committee, in its sole discretion, may grant stock-based compensation awards, including options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards and performance awards, to our employees (including our Named Executive Officers), consultants and directors. The terms and conditions of the awards granted are established by the Compensation Committee and based on the 75th percentile long-term strategy, as described above.

  2015 AR LTIP Grants

        The Compensation Committee granted restricted stock unit awards and stock options under the AR LTIP to each of our Named Executive Officers in April 2015 in connection with the Company's 2015 annual long-term equity based incentive program. The Company's compensation strategy was reviewed and revised in 2015 to add more emphasis on long-term incentives in response to the Company's superior operating efficiency and growth. Pursuant to our 2015 annual long-term equity based incentive program, we granted unit-based awards to our Named Executive Officers comprised approximately 60% of restricted stock unit awards and 40% of stock option awards. The stock option awards were granted with an exercise price in excess of the fair market value of the Company's common stock in order to require a significant increase in share price, thereby strengthening the alignment of our Named Executive Officers with our shareholders. The exercise price of these options was set at 21% above the fair market value of the stock at the time of the award. The Compensation Committee believes that the respective grant levels of restricted unit awards and stock option awards were appropriate in light of the Company's compensation strategy and individual contributions of our Named Executive Officers.

        The restricted stock unit awards and stock options granted pursuant to the 2015 annual long-term equity-based incentive program will vest (and, in the case of the options, will become exercisable) on April 15 of each of 2016, 2017, 2018 and 2019, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. For a further discussion of the vesting terms, exercise price, and other restrictions applicable to the restricted stock unit awards and stock options granted in 2015, see the discussion under the heading of "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below. As of December 31, 2015 no restricted stock unit awards or stock options in 2015 had become vested.

  2016 AR LTIP Grants

        For 2016, the Compensation Committee decided to adopt performance-based long-term incentives as part of its ongoing program. The Company adjusted its approach to equity-based awards to include a combination of performance share units (weighted 50%) and restricted stock units (weighted 50%). The number of performance share units earned will ultimately be determined by the Company's total shareholder return performance against a peer group of comparable E&P companies. The Compensation Committee believes that this allocation strikes the appropriate balance between equity-based awards that include a performance component to align executive compensation with the Company's performance and a retentive element to attract and retain top executive talent.

        In addition, as part of a broader equity award program, the Compensation Committee made a one-time recognition and retention equity award to three of our Named Executive Officers (Messrs. Schopp, Kilstrom, and McNeilly) in February 2016. These February 2016 awards were delivered 50% in the form of time vested restricted stock units and 50% in the form of performance vested performance share units that are earned based on the Company's stock price attaining specified growth levels over the next 5 years.

        In April 2016, the Compensation Committee granted restricted stock units and performance share units under the AR LTIP to each of our Named Executive Officers. The restricted stock units generally vest over a period of four years following the date of grant. The performance share units that ultimately become earned by each Named Executive Officer will be determined based on certain total shareholder return metrics.

  Antero Midstream Phantom Units

        Our Named Executive Officers also spend a portion of their time providing services to Antero Midstream Partners LP (the "Partnership") and thus are entitled to receive grants of equity-based awards under the Partnership's Long Term Incentive Plan (the "Midstream LTIP"). In November 2014, each of our Named Executive Officers was granted phantom units under the Midstream LTIP in connection with the initial public offering of the Partnership. Twenty-five percent of the phantom units granted to each of our Named Executive Officers will become vested on each of the first four anniversaries of the grant date so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. For a further discussion of the vesting terms and other restrictions applicable to the phantom units, see the discussion under the heading "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Phantom Unit Awards" below. No phantom unit awards were granted to any of our Named Executive Officers in 2015 and as of December 31, 2015, twenty-five percent of the phantom unit awards previously granted pursuant to the Midstream LTIP had vested.

        In April 2016, each of our Named Executive Officers was granted phantom units under the Midstream LTIP which generally vest over a period of four years following the date of grant.

Other Benefits

Health and Welfare Benefits

        Our Named Executive Officers are eligible to participate in all of our employee health and welfare benefit arrangements on the same basis as other employees (subject to applicable law). These arrangements include medical, dental and disability insurance, as well as health savings accounts. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Retirement Benefits

        We maintain an employee retirement savings plan through which employees may save for retirement or future events on a tax-advantaged basis. Participation in the 401(k) plan is at the discretion of each individual employee, and our Named Executive Officers participate in the plan on the same basis as all other employees. The plan permits us to make discretionary matching and non-elective contributions, and, effective as of January 1, 2014, the plan provides safe harbor matching contributions equal to 100% of employees' pre-tax contributions under the plan, but not as to pre-tax contributions exceeding 4% of their eligible compensation.

Perquisites and Other Personal Benefits

        We believe that the total mix of compensation and benefits provided to our Named Executive Officers is currently competitive and, therefore, perquisites do not play a significant role in our Named Executive Officers' total compensation.

2016 Changes to Base Salaries and Annual Incentive Plan

        In February 2016, after comparing base salary levels to the F.W. Cook Peer Group and the ECI Peer Group (as described in more detail above under "Compensation Discussion and Analysis—Implementing Our Objectives—Competitive Benchmarking") and considering the individual and business factors described above, Messrs. Rady and Warren recommended, and the Compensation Committee approved, increases in the base salaries of our Named Executive Officers. The increases are identified in the table below and became effective as of March 1, 2016. The adjusted base salary amounts were slightly above the median of both the F.W. Cook Peer Group and the ECI Peer Group.

Executive Officer	Base Salary as of March 2015	Base Salary as of March 2016	Percentage Increase
Paul M. Rady	$825,000	$833,000	1%
Glen C. Warren, Jr.	$620,000	$626,000	1%
Alvyn A. Schopp	$415,000	$419,000	1%
Kevin J. Kilstrom	$415,000	$419,000	1%
Ward D. McNeilly	$375,000	$379,000	1%

        The following table identifies the performance categories, weighting, and selected metrics that the Compensation Committee selected for the 2016 fiscal year under our annual incentive plan.

Performance Category	Approximate Weighting	Selected Metrics
Financial	25%	• EBITDAX (YE 2015 Strip) • Net Debt to EBITDAX (12/31/2016)
Operational	35%	• Net Production vs. Plan • Development Costs ($/Mcfe) • Cash Production Expense ($/Mcfe) • G&A ($/Mcfe) • CAPEX vs. Plan • Lost Time Incident Rate (LTIR)
Discretionary	40%	• Succession Planning • Strategic Planning Compliance Activities • Safety Training and Subcontractor Management • Meaningful Environmental Incident Record

Total	100%

Employment, Severance or Change in Control Agreements

        We do not maintain any employment, severance or change in control agreements with any of our Named Executive Officers.

        As discussed below under "Potential Payments Upon a Termination or a Change in Control," Messrs. Rady, Warren, Schopp, Kilstrom, and McNeilly could be entitled to receive accelerated vesting of his unit awards in Holdings, restricted stock units in the Company, or phantom units in the Partnership, as applicable, that remain unvested upon his termination of employment with us under certain circumstances or the occurrence of certain corporate events.

Other Matters

Stock Ownership Guidelines and Prohibited Transactions

        Under our stock ownership guidelines adopted in 2013, the Company's executive officers and certain of the Company's non-employee directors are required to own a minimum number of shares of our common stock within five years of the adoption of the guidelines, or within five years of becoming an executive officer or being appointed to the Board, as applicable. In particular, each of our executive officers is required to own shares of our common stock having an aggregate fair market value equal to at least a designated multiple of the executive officer's base salary based on the executive officer's position. The guidelines for executive officers are set forth in the table below.

Officer Level	Ownership Guideline
Chief Executive Officer, President, and Chief Financial Officer	5x annual base salary
Vice President	3x annual base salary
Other Officers (if applicable)	1x annual base salary

        In addition, each of our non-employee directors other than Messrs. Kagan, Keenan and Levy are required to hold shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer we pay to our non-employee directors. These stock ownership guidelines are designed to align our executive officers' and directors' interests more closely with those of the Company's stockholders. The Company's insider trading policy also prohibits directors, officers or employees from (i) purchasing shares of our common stock on margin, (ii) engaging in short sales of our common stock or (iii) purchasing or selling puts or calls on shares of our common stock.

Tax and Accounting Treatment of Executive Compensation Decisions

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally imposes a $1 million limit on the amount compensation paid to certain executive officers that a public corporation may deduct for federal income tax purposes in any year unless the compensation qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code. In our fiscal 2013 proxy, our stockholders approved the material terms of the AR LTIP so that we may grant qualified "performance-based compensation" under the AR LTIP, if determined by the Compensation Committee to be in our best interest and in the best interest of our stockholders. While we will continue to monitor our compensation programs in light of Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be deductible and our Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of our Company and our stockholders.

        Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. Our goal is to create and maintain compensation arrangement that are efficient, effective and in full compliance with these requirements.

Risk Assessment

        We have reviewed our compensation policies and practices to determine where they create risks that are reasonably likely to have a material adverse effect on our Company. In connection with this risk assessment, we reviewed the design of our compensation and benefits program and related policies and the potential risks that could be created by the programs and determined that certain features of our programs and corporate governance generally help mitigate risk. Among the factors considered were the mix of cash and equity compensation, the balance between short- and long term objectives of our incentive compensation, the degree to which programs provided for discretion to determine payout amounts and our general governance structure.

        Our Compensation Committee believes that our approach of evaluating overall business performance and implementation of company objectives assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. The Compensation Committee believes our overall compensation program provides a reasonable balance between short and long-term objectives, which helps mitigate the risk of excessive risk-taking in the short term. Further, with respect to our incentive compensation programs, the metrics that determine ultimate value are associated with total company value and avoid an environment that might cause pressure to meet specific financial or individual performance goals. In addition, the performance criteria reviewed by the Compensation Committee in determining cash bonuses are based on overall individual performance relative to continually evolving company objectives, and the Compensation Committee uses its subjective judgment in setting bonus levels for our officers. This is based on the Compensation Committee's belief that applying company-wide objectives encourages decision making that is in the best long-term interests of our Company and our stakeholders as a whole. The multi-year vesting of our equity awards for executive compensation discourage excessive risk-taking and properly accounts for the time horizon of risk. Accordingly, the Compensation Committee concluded that our compensation policies and practices for all employees, including our Named Executive Officers, do not create policies that are reasonably likely to have a material adverse effect on our Company.

Hedging Prohibitions

        Our Insider Trading Policy prohibits our Named Executive Officers from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchases of securities on margin or otherwise hedging the risk of ownership of our common stock.

Clawback Policy

        We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements once the Securities and Exchange Commission adopts final clawback rules pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In addition, each of the AR LTIP and AM LTIP generally provide that to the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Compensation Committee, all awards under the AR LTIP or AM LTIP, as applicable, shall be subject to the provisions of any clawback policy implemented by us.

Compensation Committee Report

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Members:
Robert J. Clark, Chairman Benjamin A. Hardesty James R. Levy

Summary Compensation Table

        The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2015, 2014 and 2013.

Summary Compensation Table for the Years Ended December 31, 2015, 2014 and 2013

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)		All Other Compensation ($)(5)	Total ($)
Paul M. Rady	2015	$820,833	$990,000	$6,000,009	$1,474,000		$10,600	$9,295,442
(Chairman of the Board and	2014	$800,000	$960,000	$25,567,995	—		$6,677	$27,334,673
Chief Executive Officer)	2013	$650,000	$1,200,000	—	—	(4)	—	$1,850,000
Glen C. Warren, Jr.	2015	$616,667	$620,000	$3,999,992	$982,672		$10,600	$6,229,931
(Director, President and Chief	2014	$600,000	$600,000	$17,051,968	—		$10,400	$18,262,368
Financial Officer and Secretary)	2013	$525,000	$950,000	—	—	(4)	—	$1,475,000
Alvyn A. Schopp	2015	$412,500	$352,750	$1,500,013	$368,500		$10,600	$2,644,363
(Chief Administrative Officer	2014	$400,000	$340,000	$9,392,024	—		$10,400	$10,142,424
and Regional Senior Vice	2013	$350,000	$500,000	—	—	(4)	—	$850,000
President)(6)
Kevin J. Kilstrom	2015	$412,500	$352,750	$1,500,013	$368,500		$10,600	$2,644,363
(Senior Vice President—	2014	$400,000	$340,000	$9,392,024	—		$10,400	$10,142,424
Production)(6)	2013	$350,000	$475,000	—	—		—	$825,000
Ward D. McNeilly	2015	$372,500	$300,000	$1,349,995	$331,650		$10,600	$2,364,745
(Senior Vice President—	2014	$360,000	$288,000	$7,391,986	—		$10,400	$8,050,386
Reserves, Planning and	2013	$315,000	$425,000	—	—	(4)	—	$740,000
Midstream)(6)

(1)
The amounts reflected in this column may differ from those reported above under "Compensation Discussion and Analysis—Elements of Compensation—Base Salaries" due to the fact that adjustments to the base salaries of our Named Executive Officers for the 2015 fiscal year took effect on March 1, 2015.

(2)
Represents the aggregate amount of the annual discretionary cash bonuses paid to each Named Executive Officer.

(3)
The amounts reflected in this column represent the grant date fair value of (i) restricted stock unit awards and stock option awards granted to the Named Executive Officers pursuant to the AR LTIP and (ii) phantom units (which include tandem distribution equivalent rights) granted to the Named Executive Officers pursuant to the Midstream LTIP, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718. See Note 8 to our consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(4)
In May 2013, Messrs. Rady, Warren, Schopp and McNeilly were each granted additional units in Holdings. As indicated above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Incentive Awards," the units in Holdings are intended to constitute "profits interests" for federal tax purposes. Accordingly, if Holdings had been liquidated as of the date these units were granted, Messrs. Rady, Warren, Schopp and McNeilly would not have been entitled to receive a distribution with respect to such units.

(5)
The amounts reflected in this column represent the amount of the Company's 401(k) match for fiscal 2014 and 2015 for each participating Named Executive Officer.

(6)
Each of these Named Executive Officers' titles were changed to "Senior Vice President" effective January 2016.

Grants of Plan-Based Awards for Fiscal Year 2015

Name	Grant Date	Number of Shares of Stock or Units (#)(1)	Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Paul M. Rady
Restricted Stock Units	4/15/2015	145,103			$6,000,009
Stock Options	4/15/2015		100,000	$50.00	$1,474,000
Glen C. Warren, Jr.
Restricted Stock Units	4/15/2015	96,735			$3,999,992
Stock Options	4/15/2015		66,667	$50.00	$982,672
Alvyn A. Schopp
Restricted Stock Units	4/15/2015	36,276			$1,500,013
Stock Options	4/15/2015		25,000	$50.00	$368,500
Kevin J. Kilstrom
Restricted Stock Units	4/15/2015	36,276			$1,500,013
Stock Options	4/15/2015		25,000	$50.00	$368,500
Ward D. McNeilly
Restricted Stock Units	4/15/2015	32,648			$1,349,995
Stock Options	4/15/2015		22,500	$50.00	$331,650

(1)
The equity awards that are disclosed in this Grants of Plan-Based Awards for Fiscal Year 2015 table are restricted stock unit awards and stock option awards of the Company granted under the AR LTIP on April 15, 2015.

(2)
The closing price our common stock underlying each option on the grant date was $41.35 per share. This amount was less than the $50.00 exercise price of such option.

(3)
The amounts reflected in this column represent the grant date fair value of restricted stock unit awards and stock option awards granted to the Named Executive Officers pursuant to the AR LTIP, computed in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards for Fiscal Year 2015 table.

Restricted Stock Unit Awards and Stock Option Awards

        The Compensation Committee granted restricted stock unit awards and stock options under the AR LTIP to each of our Named Executive Officers in April 2015. The restricted stock unit awards and stock option awards granted in 2015 will vest (and, in the case of stock option awards, become exercisable) on April 15 of each of 2016, 2017, 2018 and 2019, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. All of the restricted stock units and stock option awards will also vest in full (and, in the case of stock option awards, become exercisable) upon a termination of a Named Executive Officer's employment due to his death or disability.

        Vested restricted stock units (less any restricted stock units withheld to satisfy applicable tax withholding obligations) will be settled through the issuance of common stock within 30 days following the applicable vesting date. While a Named Executive Officer holds unvested restricted stock units, he is entitled to receive distribution equivalent right credits (the "AR DERs") equal to cash distributions paid in respect of a share of our common stock. The AR DERs will be paid in cash within 30 days following the vesting of the associated restricted stock units (and will be forfeited at the same time the associated restricted stock units are forfeited). The potential acceleration and forfeiture events related to these restricted stock units are described in greater detail under the heading "Potential Payments Upon Termination or Change in Control" below.

Phantom Unit Awards

        On November 12, 2014, the Compensation Committee granted phantom units under the Midstream LTIP to each of our Named Executive Officers in connection with the initial public offering of the Partnership. Twenty-five percent of the phantom units granted to each of our Named Executive Officers will become vested on each of the first four anniversaries of the grant date so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date. All of the phantom units granted to each Named Executive Officer will also become fully vested immediately if such Named Executive Officer's employment terminates due to his death or disability. Vested phantom units (less any phantom units withheld to satisfy applicable tax withholding obligations) will be settled through the issuance of common units within 30 days following the applicable vesting date. While a Named Executive Officer holds unvested phantom units, he is entitled to receive distribution equivalent right credits (the "Midstream DERs") equal to cash distributions paid in respect of a common unit of the Partnership. The Midstream DERs will be paid in cash within 30 days following the vesting of the associated phantom units (and will be forfeited at the same time the associated phantom units are forfeited). The potential acceleration and forfeiture events relating to these phantom units are described in greater detail under the heading "Potential Payments Upon Termination or Change of Control" below.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table provides information concerning equity awards that have not vested for our Named Executive Officers as of December 31, 2015.

	Option Awards(1)						Stock Awards(7)
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Number of Securities Underlying Unexercised Options Exercisable (#)(3)	Option Exercise Price ($)		Option Expiration Date		Number of Units That Have Not Vested (#)(8)	Market Value of Units That Have Not Vested ($)(9)
Paul M. Rady
Class A-2 Units	—	113,670	N/A	(6)	N/A	(6)
Class B-2 Units	—	500,000	N/A	(6)	N/A	(6)
Class B-4 Units(4)	1,250,000	1,250,000	N/A	(6)	N/A	(6)
Restricted Stock Units							452,417	$9,862,691
Phantom Units							144,000	$3,286,080
Stock Options(5)	100,000	—	$50.00		4/15/2025
Glen C. Warren, Jr.
Class A-2 Units	—	75,780	N/A	(6)	N/A	(6)
Class B-2 Units	—	333,333	N/A	(6)	N/A	(6)
Class B-4 Units(4)	833,333	833,334	N/A	(6)	N/A	(6)
Restricted Stock Units							301,713	$6,577,343
Phantom Units							96,000	$2,190,720
Stock Options(5)	66,667	—	$50.00		4/15/2025
Alvyn A. Schopp
Class A-2 Units	—	50,000	N/A	(6)	N/A	(6)
Class B-2 Units	—	125,000	N/A	(6)	N/A	(6)
Class B-4 Units(4)	212,500	212,500	N/A	(6)	N/A	(6)
Restricted Stock Units							128,471	$2,800,657
Phantom Units							36,000	$821,520
Stock Options(5)	25,000	—	$50.00		4/15/2025
Kevin J. Kilstrom
Class A-2 Units	—	200,000	N/A	(6)	N/A	(6)
Class B-2 Units	—	400,000	N/A	(6)	N/A	(6)
Restricted Stock Units							128,471	$2,800,657
Phantom Units							36,000	$821,520
Stock Options(5)	25,000	—	$50.00		4/15/2025
Ward D. McNeilly
Class A-2 Units	—	50,000	N/A	(6)	N/A	(6)
Class B-2 Units	—	50,000	N/A	(6)	N/A	(6)
Class B-4 Units(4)	20,000	120,000	N/A	(6)	N/A	(6)
Class B-7 Units	—	50,000	N/A	(6)	N/A	(6)
Class B-13 Units(4)	55,000	55,000	N/A	(6)	N/A	(6)
Restricted Stock Units							101,794	$2,219,098
Phantom Units							36,000	$821,520
Stock Options(5)	22,500	—	$50.00		4/15/2025

(1)
The equity awards that are disclosed in this Outstanding Equity Awards at 2015 Fiscal Year-End table under Option Awards are (i) units in Holdings that are intended to constitute profits interests for federal tax purposes rather than traditional option awards and (ii) stock option awards granted under the AR LTIP.

(2)
Awards reflected as "Unexercisable" are Holdings units and stock option awards that have not yet become vested.

(3)
Awards reflected as "Exercisable" are Holdings units that have become vested, but have not yet been settled.

(4)
One-half of the unvested Holdings units reflected in this row will become vested on each of May 7, 2016 and May 7, 2017 so long as the applicable Named Executive Officer remains continuously employed by us or one of our affiliates through each such date.

(5)
One-fourth of the unvested stock option awards reflected in this row will become vested and exercisable on each of April 15, 2016, April 15, 2017, April 15, 2018 and April 15, 2019 so long as the applicable Named Executive Officer remains continuously employed by us or one of our affiliates through each such date.

(6)
These equity awards are not traditional options and, therefore, there is no exercise price or expiration date associated with them.

(7)
The equity awards that are disclosed in this Outstanding Equity Awards at 2015 Fiscal Year-End table under the Stock Awards column consist of restricted stock units granted under the AR LTIP and phantom units granted under the AM LTIP.

(8)
Except as otherwise provided in the applicable award agreement, (1) 2015 restricted unit awards will vest on April 15 of each of 2016, 2017, 2018 and 2019, (2) 2014 restricted unit awards (A) with respect to Messrs. Rady and Warren, 50% will vest on October 22 of each of 2016 and 2017 or (B) with respect to Messrs. Schopp, Kilstrom, and McNeilly, 25% of the remaining restricted stock units will vest on April 1 of each of 2016, 2017, and 2018 and (3) 25% of the remaining phantom units will vest on November 12 of each of 2016, 2017, and 2018, in each case, so long as the applicable Named Executive Officer remains continuously employed by us from the grant date through the applicable vesting date.

(9)
The amounts reflected in this column represent the market value of (i) common stock underlying the restricted stock unit awards granted to the Named Executive Officers, computed based on the closing price of our common stock on December 31, 2015, which was $21.80 per share, and (ii) common units of the Partnership underlying the phantom unit awards granted to the Named Executive Officers, computed based on the closing price of the Partnership's common units on December 31, 2015, which was $22.82 per unit.

Option Exercises and Stock Vested in Fiscal Year 2015

        The following table provides information concerning equity awards that vested or were exercised by our Named Executive Officers during the 2015 fiscal year.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Paul M. Rady
Restricted Stock Units	—	$—	—	$—
Phantom Units	—	$—	48,000	$1,092,480
Glen C. Warren, Jr.
Restricted Stock Units	—	$—	—	$—
Phantom Units	—	$—	32,000	$728,320
Alvyn A. Schopp
Restricted Stock Units	—	$—	30,731	$1,086,341
Phantom Units	—	$—	12,000	$273,120
Kevin J. Kilstrom
Restricted Stock Units	—	$—	30,731	$1,086,341
Phantom Units	—	$—	12,000	$273,120
Ward D. McNeilly
Restricted Stock Units	—	$—	23,048	$814,747
Phantom Units	—	$—	12,000	$273,120

(1)
The units in Holdings are intended to constitute profits interests for federal tax purposes rather than traditional option awards and thus do not have any exercise features associated with them. There were no other stock option exercises during the 2015 fiscal year.

(2)
The equity awards that vested during the 2015 fiscal year disclosed under the Stock Awards columns consist of restricted stock units granted under the AR LTIP and phantom units granted under the AM LTIP.

(3)
The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of (i) the restricted stock unit awards held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date, and (ii) the phantom unit awards held by such Named Executive Officer, computed based on the closing price of the Partnership's common units on the applicable vesting date.

Pension Benefits

        We do not provide pension benefits to our employees.

Nonqualified Deferred Compensation

        We do not provide nonqualified deferred compensation benefits to our employees.

Payments Upon Termination or Change in Control

Holdings Units

        As described above, we do not maintain individual employment agreements, severance agreements or change in control agreements with our Named Executive Officers; however, the unvested units in Holdings granted to Messrs. Rady, Warren, Schopp and McNeilly could be affected by the termination of their employment or the occurrence of certain corporate events. The impact of such a termination or corporate event upon the units is governed by the terms of both the restricted unit agreements issued to them in connection with the grant of their unit awards, as well as the Holdings LLC Agreement.

        The Holdings LLC Agreement provides that upon the termination of a Named Executive Officer's employment with us by reason of death or "disability" (as defined below) or upon the occurrence of an "exit event" (as defined below) while the Named Executive Officer is employed by us, any unvested portion of the Holdings units granted to the Named Executive Officer will become vested; our termination of the Named Executive Officer's employment with or without "cause," as well as the officer's voluntary termination of employment, generally results in the forfeiture of all unvested Holdings units. In addition, a termination for "cause" results in a forfeiture of all vested units. Any unvested portion of the Holdings units granted to a Named Executive Officer may also become immediately vested under such circumstances and at such times as the board of directors of Holdings determines to be appropriate in its discretion. The Holdings LLC Agreement also provides that upon the voluntary resignation of a Named Executive Officer or the occurrence of an exit event, any portion of the Holdings units granted to the officer that have vested as of the time of the applicable event are subject to repurchase, at Holdings' option, at a purchase price equal to the "fair market value" of such units, as determined by the unanimous resolution of the board of directors of Holdings. Such amount may be paid by Holdings in cash or by promissory note. In addition, in lieu of electing to repurchase all or any portion of a Named Executive Officer's vested units in Holdings, the board of directors of Holdings has the right to modify such units so that the aggregate amount that may potentially be distributed with respect to such units is "capped" at the lesser of (a) the aggregate amount that the Named Executive Officer is entitled to receive with respect to such units under the Holdings LLC Agreement or (b) an amount equal to the sum of (x) the fair market value of such units as of the date the Named Executive Officer's employment terminates (the "Termination Value") and (y) an accretion amount with respect to the Termination Value calculated based upon a rate equal to 5% per annum, compounding annually in arrears as of the Termination Date.

        Under the Holdings LLC Agreement, a Named Executive Officer will be considered to have incurred a "disability" if the officer becomes incapacitated by accident, sickness or other circumstance that renders the officer mentally or physically incapable of performing the officer's duties with us on a full time basis for a period of at least 120 days during any 12 month period. A termination for "cause" will occur following an employee's (1) gross negligence or willful misconduct, (2) conviction of a felony or a crime involving theft, fraud or moral turpitude, (3) refusal to perform material duties or responsibilities, (4) willful and material breach of a corporate policy or code of conduct or (5) willful engagement in conduct that damages the integrity, reputation or financial success of Antero or any of its affiliates. Further, an "exit event" generally includes the sale of our Company, in one transaction or a series of related transactions, whether structured as (a) a sale or other transfer of all or substantially all of our units (including by way of merger, consolidation, share exchange, or similar transaction), (b) a sale or other transfer of all or substantially all of our assets promptly followed by a dissolution and liquidation of our Company or (c) a combination of the transactions described in clauses (a) and (b).

Restricted Stock Units, Phantom Units and Stock Options

        As noted above, any unvested restricted stock units, unvested phantom units or unvested stock options granted to our Named Executive Officers will become immediately fully vested (and, in the case of stock options, fully exercisable) if the applicable Named Executive Officer's employment with us terminates due to his death or "disability." For purposes of these awards, a Named Executive Officer will be considered to have incurred a "disability" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2015

        Because the right to repurchase vested Holdings units is optional rather than mandatory, none of our Named Executive Officers would have had a right to receive any amounts in respect of their Holdings units on or after a termination of their employment or the occurrence of an exit event as of December 31, 2015. However, if Messrs. Rady, Warren, Schopp and McNeilly's employment with us would have terminated due to the Named Executive Officers' death or disability or if an exit event occurred, the unvested portion of his Holdings units would have become vested. The Holdings units effectively represent an indirect interest in certain shares of our common stock. The closing price of our common stock on December 31, 2015 was $21.80 per share.

        Similarly, if any of our Named Executive Officers' employment with us would have terminated due to the Named Executive Officers' death or disability, the unvested portion of his restricted stock units, phantom units and stock options, as applicable, would have become vested. The restricted stock units (and, if exercised, the stock options) represent a direct interest in shares of our common stock, and the closing price of our common stock on December 31, 2015 was $21.80 per share. The phantom units represent a direct interest in the Partnership's common units, and the closing price of the Partnership's common units on December 31, 2015 was $22.82 per unit.

        The amounts that each of our Named Executive Officers would receive in connection with the accelerated vesting of their equity awards (other than stock options) upon a termination due to their death or disability (assuming such termination occurred on December 31, 2015) are reflected in the last column of the Outstanding Equity Awards at 2015 Fiscal Year-End table above. Because the exercise price of stock options held by our Named Executive Officers exceeded the fair market value of the Company's common stock on December 31, 2015, no value would have been received by our Named Executive Officers with respect to their stock options in connection with the accelerated vesting of these awards.

Compensation of Directors

General

        Our non-employee directors are entitled to receive compensation for services they provide to us consisting of retainers, fees and equity compensation as described below. The Compensation Committee reviews and approves non-employee director compensation on a periodic basis.

        Our employee directors, Messrs. Rady and Warren, do not receive additional compensation for their services as directors. All compensation that Messrs. Rady and Warren received for their services to us during 2015 as employees has been disclosed in the Summary Compensation Table above.

        Messrs. Kagan, Keenan, Levy and Manning (prior to his resignation) have agreed or are otherwise obligated to transfer all or a portion of the compensation they receive for their service as directors to the sponsor with which they are affiliated.

Retainer and Fees; Equity-Based Compensation

        Each non-employee director receives the following compensation for the 2015 fiscal year:

  •
  an annual retainer fee of $60,000 per year, plus an additional $5,000 for the lead director of the Board in the event he or she is not a committee chairperson;

  •
  an additional retainer of $7,500 per year for each member of the Audit Committee, plus an additional $12,500 per year for its chairperson;

  •
  an additional retainer of $5,000 per year for each member of the Compensation Committee, plus an additional $10,000 per year for its chairperson;

  •
  an additional retainer of $5,000 per year for each member of the Nominating & Governance Committee, plus an additional $5,000 per year for its chairperson; and

  •
  an additional retainer of $5,000 per year for each member of the Conflicts Committee, plus an additional $5,000 per year for its chairperson.

        All retainers are paid in cash on a quarterly basis in arrears, but directors have the option to elect, on an annual basis, to receive all or a portion of their retainers in the form of shares of our common stock. Directors do not receive any meeting fees, but each director is reimbursed for: (1) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (2) travel and miscellaneous expenses related to his or her participation in general education and orientation programs for directors.

        In addition to cash compensation, our non-employee directors receive annual equity-based compensation consisting of stock options with an aggregate exercise price equal to $80,000 and restricted stock with an aggregate grant date value equal to $80,000, in each case, subject to the terms and conditions of the AR LTIP and the award agreements pursuant to which such awards are granted. As discussed above under "Compensation Discussion and Analysis—Other Matters—Stock Ownership Guidelines and Prohibited Transactions," by the later of October 7, 2018 or within five years of being appointed to the Board, each of our non-employee directors other than Messrs. Kagan, Keenan, Manning and Levy are required to hold shares of our common stock with a fair market value equal to at least five times the amount of the annual cash retainer paid to our non-employee directors.

        The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peter R. Kagan(3)	$70,000	$37,172	$107,172
W. Howard Keenan, Jr.	$65,000	$37,172	$102,172
Christopher R. Manning(4)	$65,000	$37,172	$102,172
Richard W. Connor	$85,000	$37,172	$122,172
Robert J. Clark(3)	$97,500	$37,172	$134,672
Benjamin A. Hardesty(3)	$92,500	$37,172	$129,672
James R. Levy(3)	$65,000	$37,172	$102,172

(1)
Includes annual cash retainer fee and committee chair fees for each non-employee director during fiscal 2015, as more fully explained above.

(2)
Effective December 15, 2015 the Company adopted a non-employee director compensation policy that calls for quarterly grants of fully vested stock. Under the previous policy, the annual equity awards were granted in advance of each fiscal year. The amounts reported in this column reflect only the prorated grant amount for the period from October 16, 2015 to December 31, 2015. The equity awards for the portion of 2015 prior to the prorated portion of the 4th quarter were granted in 2014. The prorated grant was made on January 11, 2016 and reflects the aggregate grant date fair value of restricted stock granted under the AR LTIP in fiscal year 2015, computed in accordance with FASB ASC Topic 718. See Note 8 to our consolidated financial statements on Form 10-K for the year ended December 31, 2015 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date of January 11, 2016, which was $20.18 per share.

(3)
Messrs. Kagan, Clark, Hardesty and Levy elected to receive all of their retainer fees for the 2015 fiscal year in the form of shares of our common stock.

(4)
Mr. Manning resigned from the Board effective March 29, 2016.

        Effective December 15, 2015 the Company adopted a non-employee director compensation policy that increases the annual base retainer to $70,000 per year and calls for quarterly grants of fully vested stock with an aggregate value equal to $180,000 per year.

Equity Compensation Plan Information

        The following table sets forth information about our common stock that may be issued under all existing equity compensation plans of the Company as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Antero Resources Corporation Long-Term Incentive Plan	7,242,846	(1)	$50.44	(3)	9,377,755
Antero Midstream Partners LP Long Term Incentive Plan	1,663,778	(2)	N/A	(4)	7,947,771
Equity compensation plans not approved by security holders	—		—		—

Total	8,906,624				17,325,526

(1)
The Antero Resources Corporation Long-Term Incentive Plan (the "AR LTIP") was approved by our sole stockholder prior to our IPO and by our shareholders at the 2014 annual meeting of stockholders.

(2)
The Antero Midstream Partners LP Long Term Incentive Plan (the "Midstream LTIP") was approved by the Company and the general partner of the Partnership prior to its IPO.

(3)
The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock unit awards granted under the AR LTIP.

(4)
Only phantom unit awards and restricted unit awards have been granted under the Midstream LTIP, and there is no weighted average exercise price associated with these awards.

ITEM FIVE: STOCKHOLDER PROPOSAL CONCERNING A METHANE EMISSIONS REPORT

        The Company has received a stockholder proposal submitted by (i) Portico Benefit Services ("Portico"), located at 800 Marquette Ave., Suite 1050, Minneapolis, MN 55402, (ii) Mercy Investment Services, Inc. ("Mercy"), located at 2039 North Geyer Road, St. Louis, MO 63131 and (iii) The Adrian Dominican Sisters ("Adrian"), located at 1257 East Siena Heights Drive, Adrian, MI 49221 (Portico, Mercy and Adrian are collectively referred to herein as the "Proponents"), for inclusion in this Proxy Statement and for consideration by our stockholders at the Annual Meeting. The Proponents' resolution and supporting statement, along with the Board's statement in opposition to the proposal, are set forth below. As of the time the proposal was submitted, Portico, Mercy and Adrian owned 964 shares, 47 shares and 10 shares, respectively, of our common stock.

        The Company has been notified that a representative of the Proponents will present the resolution set forth below at the Annual Meeting for consideration by our stockholders. In accordance with applicable SEC rules, the Proponents' resolution and supporting statement, for which the Company accepts no responsibility, are set forth below exactly as they were submitted by the Proponents.

The Stockholder Proposal

        WHEREAS: We believe that reporting on environmental risk management makes a company more responsive to shareholders who seek information on how the company is navigating growing regulation, evolving legislation, and increasing public expectations around how corporate behavior impacts the environment.

        Companies in the oil and gas industry face risk due to intended and unintended emissions of methane gas from their operations. According to the Environmental Protection Agency (EPA), the oil and gas sector is the largest source of methane emissions from industry in the United States.

        Methane is emitted by all aspects of the natural gas industry, including drilling, production, processing, storage, transmission, and distribution. Reducing emissions results in many environmental, economic and operational benefits.

        Methane gas emissions are a significant contributor to climate change. Methane is a climate pollutant 84 times more powerful than carbon dioxide over a 20 year period. Reduced oil and gas industry methane emissions could contribute up to 15 percent of reductions needed by 2020 to keep the world on a 2 degree pathway.

        In August 2015, EPA proposed the first-ever direct regulation of methane pollution for new and modified sources in the oil and gas industry.

        Increased disclosure surrounding methane emissions management could improve public trust in oil, gas and pipeline companies. In a December 2013 research report, Research + Data Insights noted that if oil and gas companies provided disclosure on emission reduction efforts, they could see a dramatic increase in public trust.

        Methane emissions also represent loss of a saleable product that can be recovered at a relatively low cost using existing technologies. A 2015 analysis by the Rhodium Group found that in 2012, about 3.6 trillion cubic feet of unburned natural gas, worth about $30 billion, was emitted globally from the oil and gas industry as a result of leaks and intentional releases. A 2014 report by ICF International found that a 40 percent reduction in U.S. methane emissions by 2018 would cost roughly one penny per thousand cubic feet of gas produced on average in the United States, and that approximately half these costs would be offset by sale of recovered natural gas.

        Antero has not provided adequate disclosure, in public filings, on its website, or through a report, of the Company's strategies to mitigate risk from its methane gas emissions. For example, unlike some of its peers, the company does not discuss leak detection and repair programs for methane reduction nor methane releases as a percentage of total production.

        RESOLVED: Shareholders request that the Board of Directors issue a report describing how the company is monitoring and managing the level of methane emissions from its operations. The requested report should include a company-wide review of the policies, practices, and metrics related to Antero's methane emissions risk management strategy. The report should be prepared at reasonable cost, omitting proprietary information, and made available to shareholders by December 31, 2016.

Board of Directors' Statement In Opposition to Stockholder Proposal

        Through our public disclosures and filings, we have provided, and will continue to provide, our stockholders and the public with significant and meaningful information regarding how the Company monitors and manages methane emissions from its operations, including its programs and practices for mitigating the environmental impact of its methane emissions. Accordingly, the Board recommends that you vote "Against" this stockholder proposal.

        Our public disclosures regarding our environmental practices were expanded in our annual report on Form 10-K for the year ended December 31, 2015 (the "10-K Disclosures") to include additional narrative discussion regarding, among other things, (1) the Company's methane emissions monitoring program and (2) the Company's programs, policies and practices for mitigating the environmental impact of methane emissions from its operations. For example, the 10-K Disclosure provides new and expanded detail regarding:

  •
  the Company's implementation of a Leak Detection and Repair, or "LDAR," program across all of the Company's activities, which is managed by two fulltime staff members and uses state of the art Forward Looking Infrared cameras to identify equipment leaks;

  •
  the Company's standard practices with respect to performing "green completions" to minimize emissions during the hydraulic fracturing and initial well flowback process, which the Company has done since July 2011, and has implemented more broadly through its operations since 2012, well before implementation of EPA requirements;

  •
  the emission control equipment used at its wellpads, storage tanks and compressor stations, including the use of efficient combustors, vapor recovery units, low-bleed pneumatic controls and vapor recovery towers;

  •
  the Company's maintenance program, which further helps mitigate methane emissions from its operations by identifying and repairing equipment leaks; and

  •
  the Company's program for monitoring and calculating its methane emissions for purposes of reporting its greenhouse gas emissions to the U.S. Environmental Protection Agency (the "EPA") on an annual basis, which report can be obtained from the EPA upon request by interested stockholders.

        We intend to periodically update our SEC and other public disclosures regarding the methane emissions from our operations and our programs and practices for managing such methane emissions as we incorporate new technologies into our operations, as rules and regulations are newly enacted or revised, as best practices evolve and as the Company identifies, develops and implements additional objectives and practices. We believe that our new and expanded SEC disclosures, coupled with our disclosures in other public filings, demonstrates our commitment to open, collaborative communications with our stockholders, continuous improvement, transparency and operating in an environmentally responsible and safe manner. As such, we believe that our expanded disclosures more than adequately address the concerns raised by this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL, AS DISCLOSED IN THIS PROXY STATEMENT.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 25, 2016:

  •
  each of our named executive officers;

  •
  each of our directors and nominees;

  •
  all of our directors and executive officers as a group; and

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

        Except as otherwise noted, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be. Unless otherwise noted, the mailing address of each person or entity named in the table is 1615 Wynkoop Street, Denver, Colorado, 80202.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class
Warburg Pincus Funds(1)(2)	84,086,362	30.3%
Trilantic Funds(3)(4)	16,230,440	5.9%
SailingStone Capital Partners LLC(5)	14,530,501	5.2%
The Baupost Group, L.L.C.(6)(7).	19,167,944	6.9%
The Vanguard Group, Inc.(8)(9)	15,642,207	5.6%
Peter R. Kagan(1)(10)(11)	84,127,307	30.3%
W. Howard Keenan, Jr.(10)(12)	9,952	*
Richard W. Connor(10)(13)	9,992	*
Robert J. Clark(10)	16,108	*
Benjamin A. Hardesty(10)	17,892	*
James R. Levy(1)(10)(14)	84,105,448	30.3%
Paul M. Rady(15)(16)	16,021,877	5.8%
Glen C. Warren, Jr.(17)(18)(19)	11,683,432	4.2%
Alvyn A. Schopp(20)	1,233,297	*
Kevin J. Kilstrom(21)	360,692	*
Ward D. McNeilly(22)	332,574	*
Directors and officers as a group (12 persons)(23)	30,000,222	10.8%

*
Less than one percent.

(1)
Has a mailing address of c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017.

(2)
The Warburg Pincus Funds are Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII", and together with its two affiliated partnerships, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands ("WP VIII CV I"), and WP-WPVIII Investors, L.P., a Delaware limited partnership ("WP-WPVIII Investors"), collectively, the "WP VIII Funds"), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WP X"), Warburg Pincus X Partners, L.P., a

  Delaware limited partnership ("WP X Partners", and together with WP X, the "WP X Funds"), and Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"). WP-WPVIII Investors GP L.P., a Delaware limited partnership ("WP-WPVIII GP"), is the general partner of WP-WPVIII Investors. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of the WP X Funds and WP X O&G. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X GP LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP-WPVIII GP and WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII and WP VIII CV I. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of each of the WP VIII Funds, the WP X Funds, and WP X O&G. Each of the WP VIII Funds, the WP X Funds, WP X O&G, WP-WPVIII GP, WP X GP, WP X GP LP, WPP GP, WP Partners, WP Partners GP, WP and WP LLC are collectively referred to herein as the "Warburg Pincus Entities." Each Warburg Pincus Entity disclaims beneficial ownership with respect to any shares of common stock of the Company, except to the extent of its pecuniary interest therein. In addition, two of our directors, Peter R. Kagan and James R. Levy, also serve as partners of WP and as Managing Directors and Members of WP LLC. Messrs. Kagan and Levy disclaim beneficial ownership of all shares of common stock of the Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(3)
Has a mailing address of 375 Park Avenue, 30th Floor, New York, New York 10152.

(4)
Shares are indirectly owned by Trilantic Capital Partners Fund III Onshore Rollover L.P., Trilantic Capital Partners AIV I L.P., Trilantic Capital Partners Fund AIV I L.P., Trilantic Capital Partners Fund (B) AIV I L.P., TCP Capital Partners V AIV I L.P., Trilantic Capital Partners IV L.P., Trilantic Capital Partners Group VI L.P., Trilantic Capital Partners Fund IV Funded Rollover L.P., TCP Capital Partners VI L.P. (collectively, "Trilantic Capital Partners") and LB DPEF 2004 Partners L.P. ("DPEF"). The holdings of Trilantic Capital Partners and DPEF are held by: TCP Antero I-1 Holdco, LLC, which is managed by Trilantic Capital Management L.P. ("TCM") as managing member; and TCP Antero I-2 Holdco, LLC and TCP Antero I-4 Holdco, LLC, each of which is managed by Trilantic Capital Partners IV L.P. as managing member. In addition, shares are held by TCP Antero Principals LLC ("Principals") and Christopher R. Manning, a partner of TCM. Principals, TCP Antero I-1 Holdco, LLC, TCP Antero I-2 Holdco, LLC and TCP Antero I-4 Holdco, LLC are collectively referred to as the "Trilantic Entities." TCM, the investment adviser or subadviser of the entities comprising Trilantic Capital Partners, as well as Charles Ayres, E. Daniel James, Christopher R. Manning, Jon Mattson and Charles C. Moore (collectively, the "Trilantic Partners") as partners, members of the Board of Managers and majority owners of TCM, may be deemed to share voting and dispositive power of the voting interests in the shares owned by Trilantic Capital Partners. Trilantic Capital Partners and DPEF disclaim beneficial ownership of the shares of common stock, except to the extent of their pecuniary interest. TCM and the Trilantic Partners disclaim beneficial ownership of all shares held by the Trilantic entities.

(5)
Has a mailing address of One California Street, 30th Floor, San Francisco, California 94111.

(6)
Has a mailing address of 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(7)
The Baupost Group, L.L.C. ("Baupost") is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. SAK Corporation, as the Manager of Baupost, and Seth A. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Securities Exchange Act of 1934, as amended, of the securities beneficially owned by Baupost.

(8)
Has a mailing address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)
Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 49,957 shares or 0.01% of the outstanding common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 47,600 shares or 0.01% of the outstanding common stock of the Company as a result of its serving as investment manager of Australian investment offerings.

(10)
Includes options to purchase 1,477 shares of common stock that expire ten years from the date of grant, or October 10, 2023, and options to purchase 1,526 shares of common stock that expire ten years from the date of grant, or October 16, 2024.

(11)
Includes 84,086,362 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2). Mr. Kagan disclaims beneficial ownership of all shares of common stock of the Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(12)
Has a mailing address of 410 Park Avenue, 19th Floor, New York, New York 10022.

(13)
Mr. Connor indirectly owns 40 shares of common stock purchased by a family member, and these shares are included because of his relation to the purchaser. Mr. Connor disclaims beneficial ownership of all shares reported except to the extent of his pecuniary interest therein.

(14)
Includes 84,086,362 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2). Mr. Levy disclaims beneficial ownership of all shares of common stock of the Company attributable to the Warburg Pincus Entities except to the extent of his pecuniary interest therein.

(15)
Includes 2,820,806 shares of common stock held by Salisbury Investment Holdings LLC ("Salisbury") and 2,461,712 shares of common stock held by Mockingbird Investments LLC ("Mockingbird"). Mr. Rady owns a 95% limited liability company interest in Salisbury and his spouse owns the remaining 5%. Mr. Rady owns a 3.68% limited liability company interest in Mockingbird, and a trust under his control owns the remaining 96.32%. Mr. Rady disclaims beneficial ownership of all shares held by Salisbury and Mockingbird except to the extent of his pecuniary interest therein.

(16)
Includes 527,915 shares of common stock that remain subject to vesting and options to purchase 25,000 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(17)
Mr. Warren indirectly owns 7 shares of common stock purchased by a family member, and these shares are included because of his relation to the purchaser. Mr. Warren disclaims beneficial ownership of all shares reported except to the extent of his pecuniary interest therein.

(18)
Includes 3,847,251 shares of common stock held by Canton Investment Holdings LLC ("Canton"). Mr. Warren is the sole member of Canton. Mr. Warren disclaims beneficial ownership of all shares held by Canton except to the extent of his pecuniary interest therein.

(19)
Includes 352,046 shares of common stock that remain subject to vesting and options to purchase 16,667 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(20)
Includes 316,614 shares of common stock that remain subject to vesting and options to purchase 6,250 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(21)
Includes 204,114 shares of common stock that remain subject to vesting and options to purchase 6,250 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(22)
Includes 166,246 shares of common stock that remain subject to vesting and options to purchase 5,625 shares of common stock that expire ten years from the date of grant, or April 15, 2025.

(23)
Excludes 84,086,362 shares of common stock held by the Warburg Pincus Entities (as defined in footnote 2), over which Messrs. Kagan and Levy may be deemed to have indirect beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders on the basis of information obtained from them and our records.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2015, including those reports that we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common stock of the company, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2015, except that one transaction by K. Phil Yoo, Vice President, Chief Accounting Officer and Controller of the Company, related to the granting of a restricted stock unit award on December 15, 2015, was not timely reported on Form 4.

RELATED PERSON TRANSACTIONS

General

        The Board has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company's participation in such transactions under the Company's Related Persons Transaction Policy adopted by the Board ("RPT Policy") on October 7, 2013, which pre-approves certain related person transactions, including:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402;

  •
  any transaction with an entity at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the entity's equity, if the aggregate amount involved does not exceed $1 million;

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed $200,000;

  •
  any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis (e.g., dividends) is pre-approved or ratified (as applicable);

  •
  any transaction involving a related person where the rates or charges involved are determined by competitive bids is pre-approved or ratified (as applicable);

  •
  any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority is pre-approved or ratified (as applicable); and

  •
  any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services is pre-approved or ratified (as applicable).

        The Audit Committee Chairman may approve any related person transaction in which the aggregate amount involved is expected to be less than $120,000. A summary of such approved transactions and each new related person transaction deemed pre-approved under the RPT Policy is provided to the Audit Committee for its review. The Audit Committee has the authority to modify the RPT Policy regarding pre-approved transactions or to impose conditions upon the ability of the Company to participate in any related person transaction.

        There were no related person transactions during 2015 which were required to be reported in "Related Persons Transactions" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Registration Rights Agreement

        In connection with the closing of the Company's initial public offering in October 2013, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the owners of the membership interests of Antero Investment, which includes certain members of the Company's management and its sponsors. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of its common stock under certain circumstances.

        Demand Registration Rights.    At any time after the closing of the Company's initial public offering, the Company's sponsors and certain other investors (the "Investor Members") have the right to require the Company by written notice to register the sale of a number of their shares of common stock in an underwritten offering. The Company is required to provide notice of the request within 10 days following the receipt of such demand request to all additional holders of its common stock, who may, in certain circumstances, participate in the registration. The Investor Members have the right to cause up to an aggregate of two such demand registrations (and up to four additional demand registrations that constitute "shelf registrations" as such term is defined in the Registration Rights Agreement). In no event shall more than one demand registration occur during any six-month period or within 180 days (with respect to the Company's initial public offering) or 90 days (with respect to any other public offering) after the effective date of a final prospectus that the Company files. Further, the Company is not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is less than $50,000,000. Any such demand registration may be for a shelf registration statement. The Company will be required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a "shelf registration" is requested) after the effective date and the consummation of the distribution by the participating holders.

        Piggy-back Registration Rights.    If, at any time, the Company proposes to register an offering of common stock (subject to certain exceptions) for its own account, then the Company must give at least fifteen days' notice to all holders of registrable securities to allow them to include a specified number of their shares in that registration statement.

        Conditions and Limitations; Expenses.    These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company's right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with the Company's obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register shares under the Registration Rights Agreement will terminate on the earlier of (i) ten years following the closing of the Company's initial public offering and (ii) when no registrable common stock remains outstanding. Registrable common stock means all common stock other than shares (i) sold pursuant to an effective registration statement under the Securities Act, (ii) sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144), (iii) that have ceased to be outstanding, (iv) sold in a private transaction in which the transferor's rights under the Registration Rights Agreement are not assigned to the transferee of the stock or (v) that have become eligible for resale pursuant to Rule 144(b) (or any similar rule then in effect under the Securities Act).

Agreements with Antero Midstream Partners LP

        Antero Midstream Partners LP (the "Partnership") is a growth-oriented limited partnership formed by us to own, operate and develop midstream assets to service our natural gas and oil and condensate production.

        Registration Rights Agreement.    In connection with the closing of the Partnership's initial public offering, we entered into a registration rights agreement with the Partnership. Pursuant to the registration rights agreement, the Partnership may be required to register the sale of our (i) common units issued (or issuable) to it in connection with the Partnership's initial public offering, (ii) subordinated units and (iii) common units issuable upon conversion of subordinated units pursuant to the terms of the Partnership's partnership agreement in certain circumstances.

        Gathering and Compression.    Pursuant to a 20-year gas gathering and compression agreement with the Partnership, we agreed to dedicate all of its current and future acreage in West Virginia, Ohio and Pennsylvania to the Partnership (other than the existing third-party commitments), so long as such production is not otherwise subject to a pre-existing dedication to third-party gathering systems. Our production subject to a pre-existing dedication will be dedicated to the Partnership at the expiration of such pre-existing dedication. In addition, if we acquire any gathering facilities, we are required to offer such gathering facilities to the Partnership at our cost. The Partnership also has an option to gather and compress natural gas produced by us on any acreage it acquires in the future outside of West Virginia, Ohio and Pennsylvania on the same terms and conditions. In the event that the Partnership does not exercise this option, we will be entitled to obtain gathering and compression services and dedicate production from limited areas to such third-party agreements from third parties. In return for our acreage dedication, the Partnership agreed to gather, compress, dehydrate and redeliver all of our dedicated natural gas on a firm commitment, first-priority basis. Revenues associated with this agreement totaled approximately $96 million for the period from November 10, 2014 to December 31, 2014.

        Processing.    We entered into a right-of-first-offer agreement with the Partnership for gas processing services, pursuant to which we agreed, subject to certain exceptions, not to procure any gas processing or NGLs fractionation, transportation or marketing services with respect to its production (other than production subject to a pre-existing dedication) without first offering the Partnership the right to provide such services.

        Water Services Agreement.    In connection with the closing of the sale of Antero Water LLC ("Antero Water") to the Partnership, on September 23, 2015 (the "Water Transaction"), we entered into a water services agreement with Antero Water, whereby Antero Water agreed to provide certain fluid handling services to us within an area of dedication in defined service areas in Ohio and West Virginia, and we agreed to pay monthly fees to Antero Water for all fluid handling services provided by Antero Water in accordance with the terms of the water services agreement. The initial term of the water services agreement is twenty years from the date thereof and from year to year thereafter.

        Secondment Agreement.    In connection with the closing of the Water Transaction, we entered into a secondment agreement with the Partnership, Antero Resources Midstream Management LLC, the general partner of the Partnership, Antero Midstream LLC, a wholly-owned subsidiary of the

Partnership, Antero Water and Antero Treatment LLC, whereby we agreed to provide seconded employees to perform certain operational services with respect to the Partnership's gathering and compression facilities and water assets, and the Partnership agreed to reimburse us for expenditures incurred by us in the performance of those operational services. The initial term of the secondment agreement is twenty years from November 10, 2014, and from year to year thereafter.

        Amended and Restated Services Agreement.    In connection with the closing of the Partnership's initial public offering, we entered into a services agreement with the Partnership, pursuant to which we agreed to provide customary operational and management services for the Partnership in exchange for reimbursement of any direct expenses and an allocation of any indirect expenses attributable to the provision of such services by us. In connection with the closing of the Water Transaction, the services agreement was amended and restated to remove provisions relating to operational services in support of the Partnership's gathering and compression business (which are now covered by the secondment agreement) and provide that we will perform certain administrative services for the Partnership and its subsidiaries, and the Partnership will reimburse us for expenditures incurred by us in the performance of those administrative services.

        License.    Pursuant to a license agreement with the Partnership, the Partnership has the right to use certain Antero-related names and trademarks in connection with the operation of its midstream business.

Firm Transportation Agreement

        The Company is a party to two firm transportation agreements with a private midstream company. Mr. Keenan serves on both the Company's board and the board of the private midstream company. The Company's obligation under one of the agreements is approximately $13 million per year through December 2023. The Company's obligation under the other agreement is approximately $54 million per year through November 2030.

 ADDITIONAL INFORMATION

Stockholder Proposals; Director Nominations

        Any stockholder desiring to present a stockholder proposal at the Company's 2017 Annual Meeting of Stockholders and to have the proposal included in the Company's related proxy statement must send the proposal to the Company at 1615 Wynkoop Street, Denver, Colorado, 80202, so that it is received no later than January 13, 2017. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

        In addition, in accordance with the Company's bylaws, any stockholder entitled to vote at the Company's 2017 Annual Meeting of Stockholders may propose business (other than proposals to be included in the Company's proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2017 Annual Meeting of Stockholders only if written notice of such stockholder's intent is given in accordance with the requirements of the Company's bylaws and SEC rules and regulations. Such proposal must be submitted in writing at the address shown above, so that it is received between February 22, 2017 and March 24, 2017.

        The Company's Nominating & Governance Committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the Board and other sources.

Proxy Materials, Annual Report and Other Information

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 22, 2016:

        THE NOTICE OF AVAILABILITY WILL BE SENT TO STOCKHOLDERS ON OR ABOUT MAY 13, 2016. A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 AND THE 2015 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT www.anteroresources.com.

Use any touch-tone telephone to transmit your voting instructions up until 11:59 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following Class III nominees: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Richard W. Connor 02 Robert J. Clark 03 Benjamin A. Hardesty The Board of Directors recommends you vote FOR proposals 2. and 3. 2. To ratify the appointment of KPMG LLP as Antero Resources Corporation's independent registered public accounting firm for the year ending December 31, 2016. The Board of Directors recommends you vote AGAINST the following proposal: 5To consider a stockholder proposal concerning a methane emissions report, if properly presented. For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 0 0 0 3. To approve, on a an advisory basis, the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 0 2 years 0 3 years 0 Abstain 0 4. To approve, on a an advisory basis, the preferred frequency of advisory votes on executive compensation. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000291557_1 R1.0.1.25 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. John Sample 234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ANTERO RESOURCES CORPORATION 1615 WYNKOOP STREET DENVER, CO 80202 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com ANTERO RESOURCES CORPORATION Annual Meeting of Stockholders June 22, 2016 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Glen C. Warren, Jr. and Alvyn A. Schopp, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANTERO RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MDT on June 22, 2016, at 1615 Wynkoop Street, Denver, CO 80202 and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000291557_2 R1.0.1.25